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                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                             3200 WEST TEMPLE AVENUE
                            POMONA, CALIFORNIA 91768

                                      As Of
                                DECEMBER 1, 1996

                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104

                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

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                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                          TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:   Appraisal Report of Shilo Inn
      3200 W. Temple Avenue
      Pomona, CA   91768

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


                                                                        Page i

Mr. David Thatcher
December 9, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a 160-unit Shilo Inn hotel complex which is located at 3200 West Temple Avenue in the city of Pomona, Los Angeles County, California 91678. It is situated on a 5.35 acre site, with visibility from the Orange Freeway (57) and direct access from Temple Avenue. The improvements are comprised of a one-story lobby/registration building, a four-story guest rooms building and a part two-story free standing restaurant building. The improvements contain a total of 104,704 square feet gross building area, built in 1984 and are currently in good condition. The hotel property is owned and operated by the Shilo Inn Hotels and the restaurant is leased.

The subject property and comparables were last inspected November 13, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                  $4,550,000
               FOUR MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,



/s/ M. Hammad
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849


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                              TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                15

PURPOSE OF THE APPRAISAL                                                      15

FUNCTION OF THE APPRAISAL                                                     15

DATE OF VALUATION                                                             16

HISTORY AND OWNERSHIP                                                         16

SCOPE OF THE ASSIGNMENT                                                       16

MARKETING AND EXPOSURE PERIODS                                                16

AMERICAN DISABILITIES ACT COMPLIANCE                                          17

PROPERTY RIGHTS APPRAISED                                                     17

HAZARDOUS MATERIAL STATEMENT                                                  17

COMPETENCY PROVISION                                                          18

DEFINITIONS                                                                   18

REGIONAL OVERVIEW                                                             20

AREA DESCRIPTION                                                              28

HOTEL INDUSTRY OVERVIEW                                                       29

SITE DESCRIPTION                                                              36

PLAT MAP                                                                      38


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TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       39

HIGHEST AND BEST USE ANALYSIS                                                 52

VALUATION                                                                     55

COST APPROACH                                                                 58

DIRECT COMPARISON APPROACH                                                    70

INCOME APPROACH                                                               83

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   102

CERTIFICATIONS                                                               104

APPRAISER'S QUALIFICATIONS

ADDENDA

Legal Description
Restaurant Lease
Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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                      Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


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Assumptions & Limiting Conditions (continued)

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.


The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                           Shilo Inn
                                    3200 Temple Avenue
                                    Pomona, California  91768

ASSESSOR'S PARCEL NO.:              8710-014-018

PROPERTY RIGHTS APPRAISED:          Fee Simple Estate

OWNER OF RECORD:                    Mark S. Hemstreet

PROPERTY TYPE:                      160 unit hotel

ZONING:                             C-4, Highway Commercial, City of Pomona

SITE AREA:                          5.35 acres;  (233,046 square feet)

IMPROVEMENTS:                       The  subject   improvements   consists  of
                                    three building  hotel  complex.  The guest
                                    registration/lobby   building   is  a  one
                                    story   structure   which  contains  4,340
                                    square feet; the guest rooms  structure is
                                    a  four-story   building   which  contains
                                    90,183  square  feet  and  the  restaurant
                                    building  is  a  part  two-story  building
                                    which  contains  10,181  square feet.  The
                                    total  gross   building  area  is  104,704
                                    square  feet.  The  construction  is  wood
                                    frame   with   stucco    exterior   walls,
                                    balconies and tile roof. The improvements were completed in 1984.

HIGHEST AND BEST USE:               As Vacant:  Commercial development
                                    As Improved:      Existing Use

VALUE CONCLUSIONS:

   Land Value-Hotel Site:           $2,330,000
   F, F & E:                        $400,000 ($2,500/room)
   Cost Approach:                   $6,510,000
   Direct Sales Comparison:         $4,850,000
   Income Capitalization Approach:  $4,550,000

   Final Value Estimate             $4,550,000

ESTIMATED MARKETING TIME:           Twelve Months

LAST DATE OF INSPECTION:            November 13, 1996
DATE OF VALUE:                      December 1, 1996


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                             SUBJECT PHOTOGRAPHS
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                     View of the subject from Temple Avenue
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         View of the subject registration building from Temple Avenue


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              View of guest registration building from driveway
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       View of the guest rooms building and pool area from parking lot


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                View of the restaurant building from driveway
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   View of the registration building and guest rooms building from driveway


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            View of the northwest side of the guest rooms building

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             View of the northeast side of the guest rooms building


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        View of the east wing of the guest room building from the rear
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  View of the south side of the guest rooms building and central pool and deck area


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                             Interior view of lobby
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                            View of the exercise room


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               Street view looking easterly along Temple Avenue
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                Street view looking westerly along Temple Avenue


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                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn hotel located at 3200 W. Temple Avenue, Pomona, Los Angeles County, California 91768. The subject is situated on an irregular site that is located along the north side of Temple Avenue and the west side of Folley Way, with good access and exposure from the Orange Freeway.

Legal Description

The subject property is legally identified as Parcel 5, as shown on Parcel Map No. 6172, in the city of Pomona, as per map filed in Book 69, Pages 11 to 14 inclusive of parcel maps, in the office of the county recorder of Los Angles County, State of California. It also includes a non-exclusive easement for ingress and egress over that portion of Lot 7, Parcel Map No. 6172, lying northerly of Temple Avenue and southerly of line parallel with and one hundred feet distant therefrom, except the southerly thirty six feet of the westerly twenty feet thereof.

The property is further identified as Los Angeles County assessor's parcel number 8710-014-018.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.


                          FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      0 May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      O May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      O May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      O May be included with and referred to in materials offering the Property
        Notes or an interest in the Property Notes for sale.


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                              DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 13, 1996.

                            HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet. Based on our investigations of the public records an internal transfer occurred in June 1994. No other transfers of the subject have occurred within the past three years. The property is not listed for sale or lease.

                           SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.


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                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

                          PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

----------
(1) Real Estate Terminology; American Institute of Real Estate
Appraisers; Burl N. Boyce, Ph.D.; Ballinger Company: 1975.
-----------------


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                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:
   (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      A. buyer and seller are typically motivated;
      B. both parties are well informed or well advised, and each acting in what he considers his own best interest;
      C. a reasonable time is allowed for exposure in the open market;
      D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
      E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Offce of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Adminsitration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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                                  Regional Map


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                              REGIONAL OVERVIEW

LOCATION

The subject property is located in Pomona, at the eastern end of Los Angles County, adjacent to Riverside and San Bernardino Counties and north of Orange County, California. Los Angeles in Los Angeles County. Los Angeles County is one of the five county areas also comprised of Ventura, Riverside, Orange and San Bernardino Counties which contain nearly half of the state's businesses.

The Greater Los Angeles Metropolitan Area is one of the largest regions in the United States and has experienced continued growth in population, employment, manufacturing, housing, retail sales and investment opportunities since the end of World War II. The Los Angeles area has the second largest concentration of population, business and industry, exceeded only by the Greater New York Area. The five county area ranks second in manufacturing shipment and retail sales, and third in manufacturing employment, personal income and world trade.

Nearly half of the economy of the state of California is concentrated in the five county area although it represents less than five percent of the state's total land area. Approximately half of the state's businesses are located here as well as over sixty percent of the manufacturers in the state.

The following table illustrates the comparative size of each county in the five county area:

         Los Angeles County                       4,083  Square Miles
         Orange County                              782  Square Miles
         Riverside County                         7,240  Square Miles
         San Bernardino County                   20,160  Square Miles
         Ventura County                           1,844  Square Miles
         Total Five County Area                  34,109  Square Miles

POPULATION:

Los Angeles is the largest county in the state and its population continues to grow a steady pace. The continued population growth during the decades of 1970 and 1980 is in sharp contrast to the population losses experienced by many large metropolitan areas in other parts of the United States.


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                                  AREA MAP


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REGIONAL ANALYSIS (Continued)

The annual changes in population is illustrated on the following chart:

                  Date  Population              Average Increase
                  ----------------------------------------------
                  1980  7,500,300               ----
                  1985  8,190,900               1.84%
                  1990  8,897,500               1.73%
                  1991  9,016,100               1.33%
                  1992  9,130,200               1.27%
                  1993  9,194,200               0.70%
                  1995  9,216,200               0.24%

               Source:  The California Department of Finance, 1996.

As illustrated by the chart, the population continues to grow but at a diminished rate. This trend is expected to continue in the immediate future as numerous industries relocate out of the area to locations with a lower cost of operations and less restrictive environmental and labor laws.

EMPLOYMENT:

The civilian labor force of the Los Angeles-Long Beach metropolitan area total over 4.1 million persons. During the years from 1994-1995 to 1990, the labor force of the area grew by 4.4%. The total civilian labor force decreased by 5.73% from 4,349,000 in 1990 to 4,100,100 in 1994-1995 and in 1995 it increased slightly to 4,173,000. Of these amounts, the total unemployment counted at 402,000 or 9.8%; a year ago 1995 unemployment was 336,000 or 8.2%. This represents a substantial increase from the 1991 levels when the unemployment rate was 5.9%.

Although the Los Angeles area is well known for its entertainment and high tech industries, employment in the area is actually well balanced and diversified with Manufacturing representing 23.4%, Trade at 23.3%, Services at 25.3%, Government at 12.5%, Finance at 6.8%, Transportation and Utilities at 5.2%, Construction at 3.1% and Agriculture and Mining representing the balance.


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REGIONAL ANALYSIS (Continued)

FINANCE AND RETAIL TRADE:

Los Angeles has become one of the country's largest financial centers with more than 750 banks, including 28 foreign banking institutions within the county boundaries. Savings and loan associations assets decreased substantially from 1989 to 1995, and the number of associations decreased from a high of 180 to under 120 due to consolidation and liquidation. The recent acquisition of First Interstate Bank by Wells Fargo Bank will further consolidate the banking industry and will lead to a loss of numerous branches and an estimated 7,000 jobs.

Taxable retail sales in the county of Los Angeles totaled over $50 billion in 1995. The entire Los Angeles marketing area represents one third of the population, buying power and retail sales of the three West Coast States. Retail sales are up by 1.7% from a year ago and are expected to continue to recover in the future due to stabilizing economic conditions.

Construction lending has decreased for the month of January 1996 and is reported at $113.2 million, as compared to a year ago for the same period of $154.8 million, indicating a decrease of 26.9%. Property lending has been stable with $1.18 billion a year ago and $1.19 billion in January 1996. Refinance lending has increased from $729.7 million from a year ago figures to $967.2 million as of January 1996. Foreclosure volume is up from $457 million a year ago to $506 million as of January 1996.

Housing starts are up 29% from 617 a year ago to 796. Home sales are down by 8.8% from 5,662 a year ago to 5,166. And home prices are down 4.2% from a year ago levels while condominium prices are down 5.0% for the same period.

Apartment prices are down 6.1% as compared to a year ago and vacancy rates for apartments are down from 10.3% a year ago to 9.6% as of January 1996. Office vacancy rates as of the fourth quarter of 1995 were reported at 18.8% for downtown, 13.8% for the San Fernando Valley, 15.2% for West Los Angeles, and 23.6% for the South Bay. Industrial vacancy is reported at 11.2% for Downtown, 8.2% for the South Bay and 5.9% for the San Gabriel Valley. Hotel occupancy rates as of 65.5% as compared to 63.8% a year ago. Room rates are also up from $83.47 average a year ago to $85.37. The passenger count at Los Angeles International Airport in October 1995 was up 3.1% from a year ago levels and Burbank was up 3.0%.

Source:  Econowatch Los Angeles Business Journal, January 29, 1996


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3200 Temple Avenue, Pomona, CA
------------------------------

REGIONAL ANALYSIS (Continued)

TAXES AND GOVERNMENT:

Besides the jurisdiction of the counties, numerous other city governments operate within the area. There are over 80 individual cities in Los Angeles County. In addition, there are 189 school districts and over 500 special districts such as flood control, lighting, sanitation, and fire protection with the Greater Los Angeles area. An exact estimate to taxes depends entirely upon the location of the property in each county and respective city and taxing districts.

Property taxes for the entire state were reduced substantially as a result of the passage of the Jarvis-Gann Initiative in June, 1978. Currently, property taxes are limited to 1% of the assessed value, but will probably be somewhat higher due to the ability of the taxing districts to add any bonded indebtedness to the tax bill. The assessed value is limited to a 2% annual increase or the general rise in real estate prices, whichever is less. In 1983, the increase was 1% since a 2% increase could not be supported in the market. Real property is subject to a reappraisal upon a change of ownership as defined by Article XIIIA of The California State Constitution and subsequent explanatory legislation of the State Board of Equalization directives.

TRANSPORTATION:

Southern California has an extensive system of highways, railroads, airports and deep water ports which offer industry a variety of means for efficiency and conveniently transporting raw materials and finished products. The transportation network provides easy connections and access to markets within California as well as throughout the nation and world. The current freeway system is under constant maintenance and numerous additional freeway routes have been adopted or are under construction.

The Southern California Rapid Transit District carries 1.2 million riders daily from all over the Los Angeles region. Express busses running directly into and out of the city provide transportation for commuters in the suburbs. Commuters can also park on the fringe of the city and ride buses to their respective places of employment. A downtown minibus system allows for additional transportation within the heart of downtown. Construction on the Metro Rail system in currently in progress which will link downtown Los Angeles to the Wilshire District and portions of the San Fernando Valley. The Blue Line which connects Los Angeles to Long Beach began operation in late 1990.


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James Ratkovitch & Associates, Inc.
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3200 Temple Avenue, Pomona, CA
------------------------------

REGIONAL ANALYSIS (Continued)

Located within the Los Angeles area are numerous railroad companies which provide links to the continental United States and Canada. These rail companies offer a variety of shipping facilities and transport over eight billions tons of freight from the Los Angeles area annually.

The Los Angeles-Orange County area comprise a complex of 107 cities which are connected by 26,000 miles of interlaced railways and over 600 miles of freeways.

Los Angeles International Airport (LAX) is the third busiest commercial air travel center in the world. In 1995, 46 million passengers and over one million pounds of cargo were transported through the airport. Plans are underway to expand the airport's cargo and passenger capacity.

The Port of Los Angeles and Long Beach are the largest man-made ports on the West Coast and handle over 125 million tons of cargo annually.

CLIMATE AND RECREATION:

Similar to most of the coastal communities of Southern California, Los Angeles County enjoys a Mediterranean type climate. The average annual rainfall is approximately 14.87 inches, with most precipitation occurring in the winter months (January through March). In the winter months temperatures are generally mild and the summer months temperatures are warm to hot.

In general, the mild climate and attractive geography have enhanced Los Angeles County's attractiveness as a place to live and work.

Los Angeles County provides access to numerous boating and water sport facilities and several miles of maintained beaches and recreational parks, camping facilities, golf course and sports facilities.


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3200 Temple Avenue, Pomona, CA
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REGIONAL ANALYSIS (Continued)

ENTERTAINMENT:

Los Angeles is at the center of the entertainment industry. More than 90% of the world's recorded entertainment is produced within a five mile radius of Hollywood, and the area offers a wide selection of movies and live entertainment. In addition, the Greater Los Angeles Metropolitan Area has among the most noted amusement parks and entertainment facilities in the country. These include Disneyland, Magic Mountain, Universal Studios Tour and Citywalk, Knotts Berry Farm and others. In addition, their are hundreds of parks and maintained wilderness areas, public and municipal golf courses, several miles of white sand beaches and several public and private museums housing rare natural history exhibits and art collections.

CONCLUSIONS AND TRENDS:

The outlook for the Los Angeles Metropolitan Area remains favorable in the long term with the current recession expected to reach an end in the foreseeable future. The wide diversity of occupations, goods and services available coupled with a steady population growth and excellent higher education facilities should provide the region with a positive economic base in the near future.

Several major negative events occurred in the past five years, including the 1992 riots, the 1994 Northrdige earthquake, several severe wild fires and flooding events and the prolonged recession that gripped the region and resulted in a major change in the economic and employment structure. The effect of these events has faded most recently and there is increasing evidence of an economic recovery and stabilized market conditions. Employment is up and many of the jobs lost in the early part of the decade have been replaced, albeit with lower paying and less desirable service oriented jobs.

The tourism industry is in an impressive rebound and the entertainment industry continues its impressive growth. International trade and high tech employment are also up significantly in the past few years. Real estate foreclosures are down 9.8 percent from a year ago and housing tract permits are up 75.5 percent. Several major expansions are planned by such giants as Walt Disney, MCA/Universal, NBC and Warner Brothers studios in the east San Fernando Valley. SKG Dreamworks is planning s major facilities in Glendale and in Playa Vista on the Westside. Santa Monica is also attracting entertainment office space demand and housing demand is up in better located neighborhoods.

In summary, the Los Angeles region appears to have survived the recent recession and market conditions are steadily improving. Several structural problems such as traffic congestion, government regulation and high crime still need to be properly addressed. however, on the whole the currently lower real estate prices, large population and economic base and general demographics continue to make the area attractive to residents, industry and investors.


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3200 Temple Avenue, Pomona, Ca
------------------------------

                                    Area Map

                               [GRAPHIC OMITTED]

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James Ratkovitch & Associates, Inc.
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3200 Temple Avenue, Pomona, CA
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                                   AREA DATA

Neighborhood Description/Introduction
The Appraisal Institute defines a neighborhood as "a group of complementary land uses"2. A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises."(3) "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject property is located on the north side of Temple Avenue, west of Folley Way in the west section of Pomona, west of the Orange Freeway (57), between the San Bernardino Freeway and the Pomona Freeway (60). Located in the subject's surrounding area is the Frank Lanterman State Hospital, directly to the south, and Cal State Polytechnic University in Pomona, located at Temple Avenue and Kellogg Drive, west of the subject.

Communities surrounding Pomona include San Dimas and La Verne to the north, Montclair and Ontario tot he east, Chino to the south and Walnut and Industry to the west. Pomona is an incorporated city that covers approximately 23 square miles and is situated 31 miles east of downtown Los Angeles. It has a population of 140,000 persons but is an integral part of Southern California and is strategically situated near the intersection of three major counties. Pomona is more closely identified with the Inland Empire and Ontario than with Los Angeles, and is also influenced by north Orange County.

The subject's neighborhood is accessed from the Orange Freeway via Temple Avenue and is surrounded by commercial and institutional uses with open space hills and residential uses in the surrounding area. Temple Avenue leads west and north to Pomona and Valley Boulevards before it reaches Cal State Poly University and San Antonio College. The area to the east of the Orange Freeway is residential in character.

The subject property is situated on a site that plateaus above the freeway traffic and enjoys very good visibility. There is a second, Shilo Inn property located on the south side of Temple Avenue which is a 130 unit all-suite property that complements the subject. Other uses in the area include service stations, fast food restaurants, University Tech Center and the Frank Lanterman State Hospital. Overall, the subject is considered to be well located in relation to it's surrounding neighborhood, major demand generators such as Poly Tech and Lanterman Hospital and nearby Diamond Bar, Pomona Fairgrounds and the western end of the Inland Empire, all of which generate both tourist and commercial demand for hotel rooms. Trends have recently turned positive and signs of economic recovery in Southern California are evident.

----------
(3) The Appraisal of Real Estate; 10th Edition, The Appraisal Institue; 1988
----------------------------------


James Ratkovich & Associates, Inc.                                            28
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3200 Temple Avenue, Pomona, CA
------------------------------

                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

--------------------------------------------------------------------------------
                             Occupancy                        Average Daily Rate
--------------------------------------------------------------------------------
                      1995     1994      Variance    1995     1994   Variance
                      ----     ----      --------    ----     ----   --------
New England          74.3%    72.0%       3.2%     $131.90   $125.23     5.3%
Mid Atlantic
North Central        69.6%    68.6%       1.3%       82.59     79.41     4.0%
South  Atlantic      70.1%    68.2%       2.8%       80.51     77.88     3.4%
South Central        68.7%    67.7%       1.5%       68.39     65.61     4.2%
Mountain/ Pacific    71.4%    70.1%       1.7%       87.69     83.70     4.8%
Nationwide           70.6%    69.2%       2.0%      $85.92    $82.21     4.5%
--------------------------------------------------------------------------------
Note: Average property size = 210 rooms          Source: PKF Consulting


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James Ratkovich & Associates, Inc.                                            29
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3200 Temple Avenue, Pomona, CA
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Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

             ======================================================
                                    Rooms Demand    Rooms Supply
                                  Average percent      Average
                                       Change      percent Change
             ------------------------------------------------------
             New England                2.5%            1.2%
             South/Middle Atlantic      3.1%            1.4%
             East South/North Central   3.4%            1.6%
             WestSouth/North Central    3.2%            1.3%
             Mountain                   3.7%            1.6%
             Pacific                    2.8%            2.8%
             ------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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James Ratkovich & Associates, Inc.                                            30
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3200 Temple Avenue, Pomona, CA
------------------------------

Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

            ---------------------------------------------------------------
             Year      Number of        Number of      Average Price Per
                      Transactions        Rooms              Room
            ---------------------------------------------------------------
             1995         107            38,135            $83,000
             1994          83            30,452             76,000
             1993          40            15,825             74,000
             1992          41            17,219             63,000
             1991          52            15,806             87,000
            ---------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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James Ratkovich & Associates, Inc.                                            31
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3200 Temple Avenue, Pomona, CA
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Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(4) "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p.13.


----------------------------------
James Ratkovich & Associates, Inc.                                            32
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3200 Temple Avenue, Pomona, CA
------------------------------

Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o     Average Daily Rate Change Rate
o     Operating Expense Change Rate
o     Free & Clear Equity Capitalization Rate
o     Residual Capitalization Rate
o     Free & Clear Equity Internal Rate of Return

----------
(5) "Oregon Business," October, 1993, Vol. 16, No. 10, p.32.


----------------------------------
James Ratkovich & Associates, Inc.                                            33
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3200 Temple Avenue, Pomona, CA
------------------------------

Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                              [Bar graph omitted]
--------------------------------------------------------------------------------
                 4th Qtr,'93 1st Qtr.'94  2nd Qtr.'94  3rd Qtr.'94  4th Qtr.'94
--------------------------------------------------------------------------------
ADR Chan           0.0278      0.0329        0.0315       0.0322       0.035
--------------------------------------------------------------------------------
Op. Exp. C         0.0344      0.0363        0.0354       0.0336       0.0355
--------------------------------------------------------------------------------
Equity Cap         0.1143      0.1148        0.115        0.1127       0.0992
--------------------------------------------------------------------------------
Residential C      0.1189      0.1148        0.115        0.114        0.1014
--------------------------------------------------------------------------------
Equity IRR         0.1505      0.1533        0.155        0.1575       0.1567
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 1st Qtr.'95  2nd Qtr.'95  3rd Qtr. 95  4th Qtr. 95
--------------------------------------------------------------------------------
ADR Chan           0.037       0.0383        0.0391       0.0417
--------------------------------------------------------------------------------
Op. Exp. C         0.0352      0.0345        0.0351       0.0348
--------------------------------------------------------------------------------
Equity Cap         0.1073      0.1088        0.109        0.1065
--------------------------------------------------------------------------------
Residential C      0.1086      0.1088        0.1078       0.1067
--------------------------------------------------------------------------------
Equity IRR         0.1523      0.1475        0.1496       0.1505
--------------------------------------------------------------------------------

o       Average Daily Rate Change Rate
This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o       Operating Expense Change Rate
Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


----------------------------------
James Ratkovich & Associates, Inc.                                            34
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3200 Temple Avenue, Pomona, CA
------------------------------

Hotel Industry Overview (continued)

o       Free & Clear Equity Capitalization Rate
In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o       Residual Capitalization Rate
As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary
A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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James Ratkovich & Associates, Inc.                                            35
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3200 Temple Avenue, Pomona, CA
------------------------------

                                SITE DESCRIPTION

The subject site is a large irregular shaped site with 793.37 feet of frontage along the northerly side of Temple Avenue and 535.58 feet of frontage along the west and south sides of Folley Way. According to the assessor's map the site contains 5.35 acres or 233,046 square feet of gross site area.

Off Site Improvements
Temple Avenue is a 110 foot wide asphalt paved, divided right-of-way with three lanes of traffic in each direction. Curbs, gutters, sidewalks and street lights are installed and are in average to good condition along the subject's frontage. Folley Way is a 50 foot wide public right of way paved with one lane of traffic in each direction and curb side parking.

Topography and Drainage
The subject is generally level and at street grade with Temple Avenue. It does slope to the north and is above the street grade of Folley Avenue along the rear. The drainage is to the streets which have storm sewers. The site is in a F.E.M.A. designated flood hazard zone "D", an area of minimal flood hazard. The flood panel number is 060149, not published.

Soils
Based on our inspection of the subject land and improvements (as well as the surrounding land uses), the soil and subsoil appears to be capable of supporting all zoning code permitted land uses without any abnormal soil preparation. No toxic contamination or underground fuel storage tanks were observed or known to exist on the subject parcel.

Access
Vehicle access is available via curb cuts along Temple Avenue and Folley Way. The hotel complex is located at the east end of the site while the free standing restaurant is located at the west end of the site. Overall ingress and egress are considered adequate.

Utilities
All utilities are available and connected to the subject site. Utilities include water, natural gas, electricity, sewer and telephone. The level of service adequacy is considered good and consistent with the level provided to the surrounding community.

Easements
No title report was provided. It appears and is assumed that the subject site has typical utility easements. The legal description cites an access easement over a portion of the adjacent Parcel 7. Based on our physical inspection we saw no encroachment or apparent detrimental site conditions.


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SITE DESCRIPTION (Continued)

Property Assessment And Real Estate Taxes
Property in Los Angeles County, like all of California, is subject to Proposition 13. Under the provisions of Proposition 13, properties are assessed based on their market value as of March 1, 1975. This valuation may increase only two percent per year until such time as the property is sold, substantial new construction takes place, or the use of the property is changed. Under the foregoing circumstances, the property may be reassessed to the market value.

According to the Los Angeles County Assessor the subject assessments and taxes for the 1996/97 tax year are summarized as follows.

------------------------------------------------------------------------
Assessor's Parcel   Land         Improvements   Total Value   Taxes
Number
------------------------------------------------------------------------
8710-014-018        $3,000,000   $5,000,000     $8,000,000    $113,543
------------------------------------------------------------------------

The effective tax rate is 1.4193%.

Zoning
The subject site is zoned C4 (Highway Commercial) according to the Planning Department of the City of Pomona. This is a broad commercial zoning designation which permits most commercial uses including retail, office, service commercial and highway commerce. The specifications of the zone are summarized as follows:

    Height Limit:         6 stories or 75 feet
    Max. Site Coverage:   Not stipulated
    Parking Required:     Hotel  use:  1 space per hotel  room plus 2 spaces for
                          manager unit.
    Parking Provided:     253 by physical count.

Based on a review of the zoning regulations, it is our opinion that the subject improvements are a permitted and conforming use.

Conclusion
After careful consideration of the foregoing factors, we believe the subject site is suitable for a wide variety of uses, and that there are no major site-related factors that would restrict development.


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================================================================================


                                [GRAPHIC OMITTED]


================================================================================

                                   PLAT MAP


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                             IMPROVEMENT DESCRIPTION

The subject improvements consist of a three building hotel and restaurant complex which include a one-story registration/lobby building which contains 4,340 square feet; a four-story guest rooms building with 90,183 square feet and a one, part two-story full service restaurant building with 10,181 square feet. The hotel complex contains 160 rooms and was built in 1984.

The guest rooms building contains 160 rooms, three meeting rooms, three elevators, laundry, housekeeping and storage rooms and offices. The registration/lobby building is located at the front along Temple Avenue and has a port cochere leading to the lobby, registration desk, a meeting room, exercise room, lockers, bathrooms and a steam and sauna, a conference room and a manager's residential unit. The pool area, spa and concrete deck, which is fenced is located between the registration building and the guest rooms building. The restaurant building is located further to the west on the site and it is a free standing, full service restaurant that contains a lobby, lounge, dining area, food preparation and service areas, and kitchen on the first floor and two restrooms, kitchen, banquet room, storage and service rooms on the lower (basement) level.

All three buildings are constructed with wood framing and steel supports, reinforced concrete foundations, stucco exterior, tile roof cover, and fixed metal frame windows. Interior construction is typical of modern construction with drywall covered wood framed walls with part wall paper covering, tile, vinyl and carpet floor coverings, fluorescent and incandescent lighting fixtures throughout. All glazing is double pane. Heating and cooling are provided by individually controlled through wall heat-pump package units in the guest rooms, and by a central system serving the lobby and other common areas. There is a fire sprinkler system in the restaurant and in the guest rooms building that services the hallways and public areas and smoke alarms throughout. The guest rooms building is terraced on each of the two side and has balconies along the front and rear. It is serviced by three 2,500 pound capacity hydraulic elevators, serving all four floors.

The yard area is fully improved and has good landscaping along the perimeter and in planter areas, asphalt paved parking and driveways, concrete walks and approach aprons, concrete curbs, yard lighting, stripping for 253 cars, metal fencing, concrete pool deck with large in ground pool and spa and related site improvements.

Guest Rooms
The guest rooms are of two room sizes shown below:

                              GUEST ROOM INVENTORY

                               Queen           64
                               Double Queen    62
                               King            34
                                               --
                               Total          160


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The living area of each guest room is carpeted, with the bath floor covered in sheet vinyl. The four interior walls are finished with matching, papered wall board. Ceilings are textured and painted. The rooms are accessed via an interior central corridor that is serviced by three elevators. There are individual through wall combination heat and air conditioning package units and central HVAC in corridor and lobby areas. The rooms all have balconies, which are architecturally terraced at the east and west sides of the structure.

All guest rooms are furnished with queen or king size beds, night stands, dresser, worktable with two chairs, mirror, table lamps, and framed print. The bath is divided between a carpeted dressing area with sink and mirror, and a toilet and tub/shower area with sheet vinyl floor covering. All of the rooms include a wet bar, small refrigerator and microwave oven.

The lobby/registration building contains the guest registration area, sitting area, vaulted ceiling and decorated interior. The manager's residence is located adjacent to the registration desk and offices and it includes two units each containing a living room, kitchen, one bedroom and one bathroom. An exercise room, steam room, and sauna are located in a series of rooms accessible from the lobby. There are also a conference room and bathrooms for men and women.

Size:                         160 units, plus managers unit

Room Type:
                              Queen                     64
                              Double Queen              62
                              King                      34
                                                      ----
                              Total                    160

Meeting Rooms:                Three

Recreational Facilities:      Pool, spa, sun deck, exercise  room, steam &
                              sauna rooms, Lobby, VCR & movie rentals, cable TV.

Restaurant:                   "Generations"; eased to LAD Restaurant
                              Incorporated for a term of 13 years
                              and 2 months beginning July 1, 1994
                              and ending August 31, 2007. The rent
                              consists of a base rent of $7,000 per
                              month applied against a percentage
                              rent of 6.5 percent of gross sales.
                              The most recent rent reported was
                              $67,876 for the trailing 12 months
                              ending 8/96.


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IMPROVEMENT DESCRIPTION (continued)

Gross Building Areas:
                              Registration/Lobby            4,340 sq. ft.
                              Guest Rooms                 90,183 sq. ft.
                              Restaurant                  10,181 sq. ft.
                              Total                     104,704 sq. ft.

Room Sizes:                     67 rooms @ 317 sq. ft. = 21,239 square feet
                                93 rooms @ 390 sq. ft. = 36,270 square feet
                               ----                      ------
                   Total      359 sq. ft. Avg.         = 57,509 square feet

Parking:                      235 spaces; 1.47 per room

Year Built:                   1984

Foundation:                   Steel reinforced concrete footings

Floor Structure: Steel reinforced concrete. Floors 2, 3 and 4 of 3/4" architectural (gypcrete) concrete over 5/8" plywood sheathing over 2'x6' floor joists with subfloor sound attenuating insulation.

Exterior Walls:               Class D, wood frame construction.  Exteriors of
                              stucco over plywood sheathing. Interior
                              construction of 5/8" GWB over insulating batts. Wall insulation to R-19 specification.

Window/Sash/Door:             Double glazed, Low E rated windows in bronze
                              anodized aluminum frames; all opening windows fitted with screens. Bronze anodized aluminum frame double door stores.


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IMPROVEMENT DESCRIPTION (continued)

Roof Structure: Prefabricated TJI roof trusses set at 24" on center; 5/8" CDX plywood sheathing over trusses; composition roofing and concrete tile cover with sealed joints; interior draining scuppers and downspouts.

Interior  Walls:              2"x4" wood frame partitions, 16" or 24" on center
                              with textured and painted 5/8" GWB (one hour rating); sound attenuating insulation with R-11 batts.

Interior Finish:              Floor coverings in all rooms are hotel grade
                              carpet; floor coverings in lobby of carpet and ceramic tile. Floor cover in pool in restrooms of vinyl tile. Incandescent and fluorescent lighting, suspended decorative lighting in lobby.

Guest Rooms:                  Painted and papered drywall walls and ceilings;
                              carpet in guest rooms and ceramic tile wainscoting and vinyl floor cover in bathroom, sliding aluminum frame windows; kitchenette units with under-counter refrigerators and microwave ovens;
                              televisions, furniture draperies etc. See FF&E description.

Elevators:                    Three hydraulic passenger elevator, 4 stops, 2,000
                              pound capacity.

Stairwells:                   Three interior stairwells, one on each end, and
                              one in the center.


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IMPROVEMENT DESCRIPTION (continued)

HVAC/Climate                  Control: Individual wall mounted package HVAC
                              units with temperature control modules in each guest suite. Central HVAC system with multi-zone control system for common areas and lobby.

Electrical:                   Electrical system with adequate capacity and
                              subpanels on each floor.

Plumbing:                     Each guest suite includes a tub with shower and
                              toilet in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans.

Fire Protection: Partially sprinklered guest rooms building, smoke detectors throughout, fire alarm with hard wire activation system and direct connection to local fire department; auxiliary emergency exit lighting.

Furniture                     Fixtures & Equipment: Guest suites include either
                              single king bed or double queen beds; color televisions with remote controls; carpet, draperies; light fixtures and lamps; combination desk/dresser units; luggage rack; 36" parlor table with 2 upholstered wood chairs; night stand, microwave oven and refrigerator; multiple phone jacks. FF&E appears to be of above average quality with no functional obsolescence attributable to quality, layout or design.

Site Improvements:
The site improvements include a perimeter asphalt paved parking area, concrete curbs and walks, landscaping, which is above average and well maintained, yard lighting, and a fenced pool area with concrete deck, large pool and a spa. The registration building has a large port couchere along the Temple Avenue frontage. Driveway aprons are of steel reinforced, poured in place concrete. Overall in good condition and well maintained..


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IMPROVEMENT DESCRIPTION (continued)

Depreciation
The actual age of the improvements are approximately 13 years; the effective age of the improvements is approximately five years. This lower effective age results from superior maintenance According to building industry sources, the expected life of similar improvements is 50 years. The physical depreciation analysis applied in the Cost Approach will reflect this effective age and expected life.

Functional Features and Concluding Remarks
Overall the improvements are in good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or deferred We find that the subject property is entirely adequate hotel market demand for facilities of its type and classification as a mid-tier commercial oriented lodging facility.

Furniture, Fixtures & Equipment
The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or two double queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch, clock radio and two telephones. Also the single kings contain a sleeper sofa. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $400,000.


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                                   Site Plan

                                [GRAPHIC OMITTED]


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                             Reception Building Plan

                                [GRAPHIC OMITTED]


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                    Guest Rooms Building Basement Floor Plan

                                [GRAPHIC OMITTED]


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                      Guest Rooms Building First Floor Plan

                                [GRAPHIC OMITTED]


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                     Guest Rooms Building Second Floor Plan

                                [GRAPHIC OMITTED]


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                      Guest Rooms Building Third Floor Plan

                                [GRAPHIC OMITTED]


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                         Restaurant Building Floor Plan

                                [GRAPHIC OMITTED]


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                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

         1. Possible Use. What uses of the site in question are physically possible?

         2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

         3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

         4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant
Possible Use: The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building and site improvement design.

The subject site is a 3.35 acre irregular shaped parcel with Highway 57 exposure and large frontage along Temple Avenue, providing good access and exposure to the subject site. It is a hillside location, but is mostly a level site with moderate slopes. It has good functional utility and is suitable for a wide range of uses. All necessary utilities are available and connected to the site. The physical aspects of the site provide a wide range of possible uses for the subject site.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements are standard and do not adversely impact the development potential of the site. Therefore, the principal legal limitation on the development entitlements for the site its C4 zoning, Highway Commercial. The C4 zone is allows a wide range of commercial uses including retail, office and service commercial uses, including hotel use. This zoning designation does not allow industrial uses.

Feasible Uses. The property is easily adapted to most forms of commercial development, but appears particularly well suited to highway oriented commercial uses where exposure to the high traffic volume along the Orange Freeway is used to benefit the use. Uses such as offices and retail uses may be less than optimal since the surrounding area is primarily residential, hospital and university with a rural suburban character. The present supply of these uses is more than adequate to meet the existing demand in the area. Uses such as hotel, service stations, and restaurants benefit most from access and exposure to the freeway and are considered to be among the most feasible uses.

Maximally Productive Uses. Of the permitted uses our analyses suggest that the maximally productive uses today are probably highway commercial related or special purpose in nature. These may include hotels and other highway oriented commercial uses. Based on our analysis it is our opinion that the highest and best use of the subject site as vacant is for highway oriented commercial uses.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Improved
The subject is improved with a hotel complex that includes a detached reception/lobby building, a four story guest rooms building and a detached specialty restaurant building. The improvements contain a total of 104,704 square feet, with 160 rooms and were completed in 1984. They include a pool, spa, concrete deck, landscaping and more than adequate parking. The improvements are well exposed to the freeway and the surrounding area contains supportive uses. Trends are currently stable and improving following a recent period of negative market and economic conditions. The subject improvements are operated by the Shilo Inn hotel and has averaged approximately 43 percent occupancy and between $60 and $64 average daily rate in the past few years. No other use can provide the improvements with a higher net income. It is our opinion that existing improvements are best suited for continued use as a hotel property.


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                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2. The estimation of vacancy and collection loss allowances.

3. The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.


Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.


RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


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                              Summary of Land Sales

       ====================================================================
                                                        Land
       No.        Location         Sale     Sale       Size/SF     $/SF
                                     Date     Price
       ====================================================================


        1    1335 Dudley Street      1/96   $435,000   63,035     $6.90
                 Pomona, CA


        2   818 W. Arrow Highway     4/96   $4,100,000 592,416    $6.92
                San Dimas, CA


        3     NWC Azusa Avenue       8/96   $5,096,520 553,648    $9.21
             and Grondahl Street
                 Covina, CA


        *     Subject Property        Na       Na      233,046      Na
            3200 W. Temple Street
                 Pomona, CA


       ====================================================================


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                                 LAND SALES MAP

================================================================================


                                [GRAPHIC OMITTED]


================================================================================


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                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION

Address:                      1335 N. Dudley Street
City:                         Pomona
Parcel No.:                   8355-029-016 & 017
County:                       Los Angeles
Property Rights:              Fee Simple Estate

SALE INFORMATION

Grantor:                      Chevron USA
Grantee:                      Walid Musharbash
Document Number:              29247
Sale Price:                   $435,000
Sale Terms:                   All cash
Sale Date:                    January 5, 1996

SITE DESCRIPTION

Site Area:                    1.447 acres  - 63,035 square feet
Zoning:                       C2, Commercial
Utilities:                    To the site
Off-Sites:                    Fully improved, rough graded
Topography:                   Level
Location:                     Interior site at freeway approach

SALE ANALYSIS

Price Per Square Foot:        $6.90

COMMENTS Commercially zoned parcel with good street frontage and all public utilities located east of Fairplex Drive. Purchased for investment and will be held for future development. Generally inferior in location as compared to the subject.


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                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                      818 W. Arrow Highway
                              Also 805-837 W. Cienega Avenue
City:                         San Dimas
Parcel No.:                   8383-023-017 & 019
County:                       Los Angeles
Property Rights:              Fee Simple Estate

SALE INFORMATION

Grantor:                      San Dimas Marketplace
Grantee:                      Dayton Hudson Corporation
Document Number:              6224576
Sale Price:                   $4,100,000
Sale Terms:                   All Cash
Sale Date:                    April 19, 1996

SITE DESCRIPTION

Site Area:                    13.6 acres  -  592,416 square feet
Zoning:                       CH, Commercial
Utilities:                    To the site
Off-Sites:                    Fully improved
Topography:                   Level
Location:                     Interior site with two street frontage

SALE ANALYSIS

Price Per Square Foot:        $6.92

COMMENTS                      Assembled  commercial  parcel  with good  street
                              frontage purchased for development of a proposed regional mall that is on 23 acres total. The site is located of the 210 Freeway at Arrow Highway. Similar to the subject in economic potential but significantly larger in size.


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                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION

Address:                      NWC Azusa Avenue
                              and Grondahl Street
City:                         Covina
Parcel No.:                   8409-019-006 & 011 (por)
County:                       Los Angeles
Property Rights:              Fee Simple Estate

SALE INFORMATION

Grantor:                      Covina Redevelopment Agency
Grantee:                      Wal-Mart Stores, Inc.
Document Number:              1251134
Sale Price:                   $5,096,520
Sale Terms:                   All cash
Sale Date:                    August 5, 1996

SITE DESCRIPTION

Site Area:                    12.71 acres;  553,648 square feet
Zoning:                       C4, Commercial
Utilities:                    To the site
Off-Sites:                    Fully Improved
Topography:                   Level
Location:                     Corner site south of Arrow Highway

SALE ANALYSIS

Price Per Square Foot:        $9.21

COMMENTS Large corner site purchased and for development of a Wal Mart store. The city was assembled and sold to Wal Mart by the city redevelopment agency. Condemnation proceedings with original owner and city were outstanding at time of the sale. Larger site but superior location.


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COST APPROACH (Continued)

Discussion
These three land sales transactions are located within the subject marketing area and represent the market value of commercially-zoned parcels which could be developed similar to the subject. The sales occurred between January 1996 and August 1996, with purchase prices ranging from $6.90 to $9.21 per square foot. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed
This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted. No adjustment was made.

Financing Adjustment
The comparable land sales have been reviewed in reference to their financing. Sales prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Conditions of Sale
All the comparable sales used are closed transactions which were made between typically motivated buyers and sellers with no extraordinary conditions surrounding the transactions. Sale 3 was made by the Covina redevelopment agency to Wal Mart which presumably has a motivation to locate a major retailer such as Wal Mart in the city, bringing a positive source of income from retail sales tax. However, the sale was made at or near market value of the site. No adjustments for conditions of sale are required.

Market Conditions Adjustment - Time Factor
The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and to what magnitude. The sales used are current land sales and reflect market conditions as they apply to the subject valuation. No adjustments for market conditions are warranted.

Physical Adjustments

Factor which have an influence on value such as location, size, shape, access, exposure and other physical characteristics required for development (off-sites), all require consideration for adjustments in comparing the comparable sales to the subject property.


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COST APPROACH (Continued)

Land Sale 1 is a 63,035 square foot site located on Dudley Street south of the San Bernardino Freeway (10) at the freeway approach. It sold in January 1996 for $6.90 per square foot and is intended for future development. It requires net upward adjustment for it's inferior location and development potential. Sale 2 is a 592,416 square foot commercially zoned site that is part of a 23 acre regional mall development site located on Arrow Highway, west of the 210 Freeway, north of the subject property in San Dimas. This parcel sold in April 1996 for $4,100,000 or $6.92 per square foot. An upward adjustment is warranted for it's larger size. Sale 3 is a 553,648 square foot site located at the northwest corner of Azusa Avenue and Grondahl Street, just south of Arrow Highway and across from Covina Townhouse Square, in Covina. This Wal Mart site was assembled by the Covina Redevelopment Agency and sold to Wal Mart for $5,096,520 or $9.21 per square foot. Downward adjustments are warranted for it's superior location with upward adjustment for it's larger size.

                               ADJUSTMENT GRID
Sale No.                      1             2         3
                              ----------------------------
Unadjusted Price/Sq. Ft.      $6.90      $6.92      $9.21
Property Rights Conveyed      0          0          0
Adjusted Price/Sq. Ft.        $6.90      $6.92      $9.21
Financing Terms               0          0          0
Adjusted Price/Sq. Ft.        $6.90      $6.92      $9.21
Conditions of Sale            0          0          0
Adjusted Price/Sq. Ft.        $6.90      $6.92      $9.21
Market Conditions             0          0          0
Adjusted Price/Sq. Ft.        $6.90      $6.92      $9.21

Physical Characteristics
Location                      +10%       0          -10%
Size                          0          +10%       +10%
Exposure                      +10%       +5%        0
Access                        0          0          0
                          --------------------------------
Total Physical Adjustment     +20%       +15%       0%
Adjusted Price/Sq. Ft.        $8.28      $7.96      $9.21

Concluded Land Value
The comparable land sales indicate an unadjusted range of $6.90 to $9.21 per square foot. After adjustments the range is narrowed to $7.96 to $9.21 per square foot. The sales vary in their similarity to the subject site and are given relatively equal weight. In view of the size, location, access and other features of the subject site, a value of $8.50 per square foot is estimated for the subject site as vacant. Therefore, the market value of the subject site is calculated as follows:

           233,046 square feet @ $8.50 per square foot = $1,980,891
                              Rounded $1,980,000


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COST APPROACH (Continued)

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 10 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the hotel improvements is estimated at $79.70 per square foot and $91.23 per square foot for the restaurant building. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $400,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The physical depreciation estimated for the subject property is based on an effective age of 13 years and an expected life of 50 years indicating a depreciation estimate of 26 percent.

External obsolescence is evident in the subject property based on its significantly higher replacement cost as compared to its economic value. The loss in value due to negative influences emanating from outside the improvements is typically caused by poor economic performance due inferior market conditions. This loss in value is measured by capitalizing the loss in property income attributable to the negative external forces. The loss is calculated by measuring the net income difference between the estimated economic net income of the subject and the required income to support the property as new less physical depreciation, based on an appropriate rate of return on the depreciated cost new of the subject. The external obsolescence is estimated as follows:


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COST APPROACH (continued)

External Obsolescence
Value of the improvements after physical depreciation
  (including land)                                                   $11,059,419
Property overall rate                                                      10.5%
Estimated NOI not subject to external obsolescence                    $1,161,239
Subject's economic NOI                                                  $462,839
Estimated NOI loss due to external influences                           $698,400
Allocation to building                                                     80.0%
Income loss attributed to building                                      $558,720
Building capitalization rate                                               12.0%
External obsolescence                                                 $4,655,999

Conclusion
Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $6,400,000


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                             Replacement Cost Study

--------------------------------------------------------------------------------------------------------------------
Development Proforma
Shilo Inn, Pomona, CA
--------------------------------------------------------------------------------------------------------------------

 MVS: Sec. 11, P 17, Class D, GoodCurrent X      Local X     Adj $/sf
 ------------------------------------------      -------     --------
 Base Cost:                 $69.30   1.00          1.15       $79.70

 Hard Costs                         Measure                  $/Measure                           Cost           $/SF
 ----------                         -------                  ---------                           ----           ----
  Hotel Buildings                  94,523 SF                  $79.70       $7,533,010
  Restaurant Building              10,181 SF                  $91.23         $928,813
  Yard Improvements                                                          $450,000
                                                                             --------

 Total Hard Costs                                                                            $8,911,823       $94.28

 Soft Costs
 ----------
 Architectural & Engineering                       8.00%                     $712,900
 Development Overhead                              3.00%                      267,400
 Stabilization & Opening Expenses        25% of annual income                 440,517

 Total Soft Costs                                                                            $1,420,817       $15.03
                                                                                          -------------

 Total Improvement Costs                                                                    $10,332,640      $109.31

 Entrepreneurial Profit             10.00%                                                   $1,033,264       $10.93
                                                                                          -------------      -------
 Total                                                                                      $11,365,904      $120.24

 Depreciation Adjustment            Age/Life                   % Dep.          $ Dep.
 -----------------------
 Physical                           13/50                      26.00%      $2,686,486
 Economic Obsolescence                                                      4,655,999

 Total Depreciation                                                                          $7,342,486       $77.68
                                                                                             ----------
 Project Costs (Depreciated Replacement Cost)                                                $4,023,419       $42.57

 Depreciated Furniture Fixtures & Equipm           160 Units @                 $2,500          $400,000

 Land Valuation                     Acres            SF         $/SF       Land Value             Total
 --------------                     -----            --         ----       ----------             -----
 Site Value in Fee                   5.35       233,046        $8.50       $1,980,891

 Site Value                          5.35       233,046        $8.50                         $1,980,000

  ----------------------------------------------------------------------------------------------------------------
Indicated Value                                                                              $6,403,419

 Rounded                                                                                     $6,400,000
                                                                                             ----------
--------------------------------------------------------------------------------------------------------------------


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                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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
                                         -------------------------------
                                         REGIONAL SUMMARY OF HOTEL SALES
                                         ===============================

========================================================================================================================
                                      Date of      Year     Building     Land       Land/Bldg      No of     Gross
NO.        LOCATION                    Sale        Built      Area       Area         Ratio        Units    Area/Rm.
========================================================================================================================

1    Comfort Inn                      May-95       1990      30,740      76,405      2.49 :1         58       530
     13207 NE 20th Avenue                                     Est.
     Vancouver, WA

2    Comfort Inn                      Jun-96       1992      34,000      66,646      1.96 :1         64       531
     8855 SW Citizens Drive
     Wilsonville OR

3    Travel Inn                       Dec-95       1987      23,568      37,800      1.60 :1         58       406
     8463 Garvey Avenue
     Rosemead, CA

4    Days Inn                         Feb-95       1985      23,175      26,574      1.15 :1         45       515
     1332 Broadway
     Placerville, CA

5    Ramada Inn                       Sep-95       1971      60,520     163,785      2.71 :1        135       448
     300 W. Palmdale Blvd.
     Palmdale, CA

========================================================================================================================
                                      Sale         Price/       Price/                 Comments
NO.        LOCATION                   Price        Sq.Ft.        unit
========================================================================================================================

1    Comfort Inn                    $2,800,000     $91.09       $48,276     Occupancy reported at 70 percent
     13207 NE 20th Avenue                                                   ADR @ $46.00. No food and beverage
     Vancouver, WA                                                          One meeting room, spa, pool, excercise
                                                                            Located near new mall.
2    Comfort Inn
     8855 SW Citizens Drive         $2,600,000     $76.47       $40,625     Two-story wood frame motel located
     Wilsonville OR                                                         in suburban location.

3    Travel Inn                     $1,600,ODO     $67.89       $27,586     Three two story frame and stucco
     8463 Garvey Avenue                                                     motel with pool and spa. Local market
     Rosemead, CA                                                           oriented property.

4    Days Inn                       $2,150,000     $92.77       $47,778     Located at the east side of the city of
     1332 Broadway                                                          Placerville, a seasonal tourist destination.
     Placerville, CA

5    Ramada Inn                     $6,054,400    $100.04       $44,847     Sale of 50% interest only transferred.
     300 W. Palmdale Blvd.                                                  Sale price reported is based on 100%
     Palmdale, CA                                                           Located near center of Palmdale

     Unadjusted Range:                      $67.89      to      $100.04 /Sq.Ft.
                                           $27,586      to      $48,276 /Unit

                                           Mean:       $85.65 /Sq Ft     $41,822 /Unit


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================================================================================


                                [GRAPHIC OMITTED]


================================================================================

                                    Sales Map


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                              COMPARABLE SALE NO. 1

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

ADDRESS:          Comfort Inn                 GRANTOR:         Ray Patel, et al.
                  13207 NE 20th Avenue        GRANTEE:         Shree Ram LLC
                  Vancouver, WA
DESCRIPTION:      Two-story wood frame        DOCUMENT #:      Na
                  and stucco limited service  MARKET TIME:     Na
                  hotel                       NUMBER OF UNITS:         58
YEAR BUILT:       1990                        SALE PRICE:      $2,800,000
LOT SIZE:         76,405 S.F.                 SALE DATE:       June 5, 1995
CONDITION:        Average/Good                TERMS:    $350,000 down
QUALITY:          Average                               seller wrapped existing
                                                        $1.45M 1st TD with, due
                                                        in 10 years

BUILDING AREA:    30,740 S.F.                 GROSS INCOME:    $685,540
LAND:BLDG RATIO:  2.49:1                      NET INCOME:      $288,000
PRICE/S.F.:       $91.09                      OVERALL RATE     10.29%
PRICE/UNIT:       $48,276                     GRM:             4.08
FF&E:
$140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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================================================================================


                                [GRAPHIC OMITTED]


================================================================================

                            COMPARABLE SALE NO. 2

ADDRESS:            Comfort Inn            GRANTOR:      Mahalaxmi Inc.
                    8855 SW Citizens Drive GRANTEE:      Ganesh Enterprises
                    Wilsonville, OR
DESCRIPTION:        Two-story wood         DOCUMENT #:   9603044444
                    frame limited service  MARKET TIME:  Na
                    hotel
NUMBER OF UNITS:    64
YEAR BUILT:         1992                   SALE PRICE:   $2,600,000
LOT SIZE:           66,646 S.F.            SALE DATE:    June 19, 1996
CONDITION:          Average/Good           TERMS:        $800,000 down
QUALITY:            Average                              $1,8M 1st Td
                                                         Commercial Bank
BUILDING AREA:      34,000 S.F.            GROSS INCOME:          $804,825
LAND:BLDG. RATIO:   1.96:1                 NET INCOME:            $310,628
PRICE/S.F.:         $76.47                 OVERALL RATE           11.95%
PRICE/UNIT:         $40,625                GRM:                   3.23
FF&E:               $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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================================================================================


                                [GRAPHIC OMITTED]


================================================================================

                              COMPARABLE SALE NO. 3

ADDRESS:            Travel Inn                 GRANTOR:      Zoe & Chow
                    8463 Garvey Avenue         GRANTEE:      Fu & Chen
                    Rosemead, CA
DESCRIPTION:        3 two-story wood frame     DOCUMENT #:   1968386
                    and stucco motel building  MARKET TIME:  Na
                    originally a Travelodge
NUMBER OF UNITS:    58
YEAR BUILT:         1987                       SALE PRICE:   $1,600,000
LOT SIZE:           37,800 S.F.                SALE DATE:    December 11, 1995
CONDITION:          Average                    TERMS:        $1,050,000 down payment
QUALITY:            Average                                  Balance LA National Bank
BUILDING AREA:      23,568 S.F.                GROSS INCOME:            Na
LAND:BLDG RATIO:    1.60:1                     NET INCOME:              Na
PRICE/S.F.:         $67.89                     OVERALL RATE             Na
PRICE/UNIT:         $27,686                    GRM:                     Na

COMMENTS: This suburban property is located east of Los Angeles and west of Ontario. It is a local oriented property with weak economic performance typical of many secondary lodging properties built in late 1980s and recently sold.


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                            COMPARABLE SALE NO. 4

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

ADDRESS:            Days Inn            GRANTOR:      Sunrise Commercial Inc.
                    1332 Broadway       GRANTEE:      Hiren & Sundip Partnership
                    Placerville, CA
DESCRIPTION:        Two-story wood      DOCUMENT #:   95-5692
                    frame motel         MARKET TIME:  12 month
NUMBER OF UNITS:    45
YEAR BUILT:         1985                SALE PRICE:   $2,150,000
LOT SIZE:           26,571 S.F.         SALE DATE:    Feb. 07, 1995
CONDITION:          Good                TERMS:        $189,000 down; $1.7mm 1st
at                                                               market, seller
carry $260,000
QUALITY:            Average
BUILDING AREA:      19,100 S.F.         GROSS INCOME:          $788,400
LAND:BLDG RATIO:    1.39:1              NET INCOME:            $201,042
PRICE/S.F.:         $112.57             OVERALL RATE           9.98%
PRICE/UNIT:         $47,778             GRM:                   2.73

COMMENTS: This property is located on the east side of the Town of Placerville. The motel is sited in a rustic area along Broadway which is a major city arterial. Highway 50 runs parallel with Broadway and the motel is easily accessible from the freeway exit. The actual ADR is $48.


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                            COMPARABLE SALE NO. 5

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

ADDRESS:            Ramada Inn                 GRANTOR:      California Tennessee Inv.
                    300 West Palmdale Blvd.    GRANTEE:      Charles & Sandy Cha Corp.
                    Palmdale, CA
DESCRIPTION:        Four Story concrete block  DOCUMENT #: 1578626
                    motel with restaurant      MARKET TIME: 12 month
                    and conference facilities
NUMBER OF UNITS:    135
YEAR BUILT:         1971                       SALE PRICE:   $6,054,400
LOT SIZE:           163,785 S.F.               SALE DATE:    Sep. 28, 1995
CONDITION:          Average                    TERMS:        Seller carry 1st
QUALITY:            Average
BUILDING AREA:      60,520 S.F.                 GROSS INCOME:             Na
LAND:BLDG RATIO:    2.57:1                      NET INCOME:               Na
PRICE/S.F.:         $100.04                     OVERALL RATE              Na
PRICE/UNIT:         $44,847                     GRM:                      Na

COMMENTS: This sale was a 1/2 interest and the sales price has been doubled t indicate a full value transfer. This area of Palmdale is on the west side of the Antelope Valley Freeway near the Antelope Valley Mall and new development such as a Best Buy and a new Target store. The location has good exposure from the Antelope Valley Freeway.


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DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 5 was a market transaction, but for only a 50% interest in the property. After consideration of the price paid and the quality of the motel purchased as well as verification of the sale, we concluded that it is reasonable to simply double the price paid for a full value 100% interest. No discount for minority interest was necessary because of the above stated reasons. None of the other sales required any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


----------------------------------
James Ratkovich & Associates, Inc.                                            78

3200 Temple Avenue, Pomona, CA
------------------------------

DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between 1995 and late 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $67.89 to $100.04 per square foot. They range between $27,586 to $48,276 per unit. The sales occurred between February 1995 and August 1996 and are the representative sales comparables useful for use in comparison to the subject property, due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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James Ratkovich & Associates, Inc.                                            79

3200 Temple Avenue, Pomona, CA
------------------------------

DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the following page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The GRM value indicators for the subject property are best indicated by an overall assessment of the range from all the six supplemental sales and Sale 4 in the Regional Sales, which sold at 2.73 GRM. Due to the low occupancy level and the associated ADR, which due to large fixed expenses result in a low net operating income, we believe that the subject property would command a GRM in the low end of the range. We estimate the subject to have a GRM between 2.7 and 2.9 times gross revenue. We have estimated a GRM of 2.8 as applicable to the subject property which indicates a value of:

                        $1,762,069 GRM x 2.8 =  $4,933,793

                        Rounded                 $4,935,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


----------------------------------
James Ratkovich & Associates, Inc.                                            80

                                   ------------------------
                                   SUPPLEMENTAL HOTEL SALES
                                   ------------------------

------------------------------------------------------------------------------------------------------------------------------------
                          Date of   Year     Building     No of    Gross                  Sale       Price/  Price/
  No. LOCATION             Sale     Built     Area         Units   Revenue      NOI      Price       Sq. Ft.  Unit     GRM    OAR
------------------------------------------------------------------------------------------------------------------------------------

1  Comfort Inn           May-95     1990   30,740          58    $685,540    $288,000   $2,800,000   $91.09  $48,276   4.08  10.29%
   13207 NE 20th Avenue
   Vancouver, WA

2  Capital Inn/Days Inn  Jan-95     1990   29,949          81    $778,745    $373,765   $3,320,000  $110.86  $40,988   4.26  11.26%
   120 College Street
   Lacey WA

3  Quality Inn           Oct-95  1977/86   29,200          73    $685,200    $293,760   $2,625,000   S89.90  $35,959   3.83  11.19%
   1545 NE Burnside
   Gresham OR

4  Embassy Suites        Feb-95     1988   71,664         102  $1,900,000    $690,400   $8,000,000  $111.63  $78,431   4.21   8.63%
   706 S. Milton Road
   Flagstaff, AZ

5  Ameritel Inn          Jun-96     1991   48,966          94  $1,652,218    $823,838   $6,110,000  $124.78  $65,000   3.70  13.48%
   Confidential


6  Bellevue Hilton       Aug-95     1979  122,369         180  $3,945,000  $1,107,000  $12,300,000  $100.52  $68,333   3.12   9.00%
   1001 12th Street NE
   Bellevue WA

                                Mean:                                                               $104.79  $56,165   3.87  10.64%

   Unadjusted Ranges:          S89.90   to   $124.78 /Sq.Ft.
                              $35,959   to     $78,431 /Unit
                                 3.12   to          4.26 GRM
                                 8.63%  to        13.48% OAR

3200 Temple Avenue, Pomona, CA
------------------------------

DIRECT COMPARISON APPROACH (Continued)

The Regional Sales Comparables are considered as a whole in the analysis on a value per unit basis and are given more consideration than the Supplemental Sales. Sales 3, 4 and 5 are located in California and Sales 1 and 2 are relevant since they are well located national identity properties with similar appeal and potential as the subject. Given the substandard operating performance of the subject property with its low profitability we conclude that the subject's value per room is below the price indicated by Sales 1, 2, 4 and 5 but above Sale 3. We conclude on a value of $30,000 per room or:

                    160 Units @ $30,000 per Unit = $4,800,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $4,800,000 and $4,935,000. We have selected a value indication at the middle of the two indications, as follows:

                    Conclude                   $4,850,000


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James Ratkovich & Associates, Inc.                                            82
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3200 Temple Avenue, Pomona, CA
------------------------------

                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


----------------------------------
James Ratkovich & Associates, Inc.                                            83

3200 Temple Avenue, Pomona, CA
------------------------------

                        SUMMARY OF COMPETITIVE HOTELS

                                NO OF        RACK
NO. LOCATION                    ROOMS        RATE

1.  Radisson Hotel              147          $69          Single Queen/King
    Gateway Avenue                           $79          Double
    Diamond Bar,  CA

The Radisson is located a few miles south of the subject property and was originally built as a Days Inn. It has inferior access and visibility as compared to the subject and its rooms are smaller and quality and appeal inferior. This property is in average condition. The ADR is reported at $51.22 per room. Occupancy is estimated near 50 percent.


2.  Sheraton Hotel              247          $69          Single Queen/King
    601 McKinley Avenue                      $79          Double
    Pomona, CA

The Sheraton Hotel is a high-rise full service hotel located approximately 5 miles southeast of the subject near the Pomona Fairgrounds. It is of good quality and appeal but has inferior access and location. The ADR is reported at $68.27. Occupancy is estimated near the 50-55 percent range.


3.  Embassy Suites              264          $69-$79      Mini-suites
    1211 E. Garvey Street
    W. Covina, CA

This is an older Embassy Suites property with all mini-suites, good freeway exposure but difficult access. It has a restaurant, lounge and pool and is inferior in condition and location as compared to the subject. Overall quality and condition are average. ADR is $70.32. Occupancy is unavailable.


4.  Shilo Inn Hilltop Suites    130          $79-$129     Mini-suite
    3101 Temple Avenue                       $104-$154    Executive Suite
    Pomona, CA

This Shilo Inn Hilltop Suites is located directly across Temple Avenue across the street from the subject. This property is operated by the same management as the subject property and provides the most directly competitive property in terms of location. It is six years old and it has a restaurant, lounge, meeting rooms, and other amenities. It has larger rooms and is newer in age as compared to the subject. Occupancy was 54 percent in year to date 1996 operations and ADR was $86.52.


*   Subject Shilo Inn           160          $79          Single
    3200 Temple Avenue                       $105
    Pomona, CA                               $12 each additional person

The subject is a limited service hotel with a free standing restaurant, an outdoor pool, spa, and fitness center with steam and sauna rooms. Overall quality and condition are good. Hotel guests receive a complimentary continental breakfast. Access and exposure to the Orange Freeway are good, as well as to the east Los Angeles County area. Occupancy has ranged from 38% to 43% over the past four years. The ADR ranged between $60.33 to $64.57.


----------------------------------
James Ratkovich & Associates, Inc.                                            84

3200 Temple Avenue, Pomona, CA
------------------------------

                             Competitive Hotels Map

================================================================================


                                [GRAPHIC OMITTED]


================================================================================


----------------------------------
James Ratkovich & Associates, Inc.                                            85

3200 Temple Avenue, Pomona, CA
------------------------------

                             COMPETITIVE HOTEL NO. 1

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

                             COMPETITIVE HOTEL NO. 2

================================================================================


                                [GRAPHIC OMITTED]


================================================================================


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James Ratkovich & Associates, Inc.                                            86

3200 Temple Avenue, Pomona, CA
------------------------------

                             COMPETITIVE HOTEL NO. 3

================================================================================


                                [GRAPHIC OMITTED]


================================================================================


                             COMPETITIVE HOTEL NO. 4

================================================================================


                                [GRAPHIC OMITTED]


================================================================================


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James Ratkovich & Associates, Inc.                                            87

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

The directly competitive lodging market includes four lodging facilities as shown on the previous summary page. The competitive properties are scattered over several miles surrounding the subject property and include the adjacent Shilo Inn Hilltop Suites which is owned and operated by the same group as the subject. The subject's market area covers the region east of the San Gabriel Valley, north of Brea and Fullerton in Orange County and west of Ontario and the Inland Empire. This region experienced significant growth in the past fifteen years and has been in a major recession for the past five to six years. The collapse of economy was region wide but locations such as the subject's area suffered disproportionately. The reconfiguration and revival of the economic base of the region is yet to be fully felt in the East Los Angeles/Inland Empire area and the lodging market has been negatively impacted. The subject property and its sister property, the Shilo Inn Hilltop Suites have experienced decreased occupancy and ADR levels and decreased profitability over the past four years. Occupancy and room revenue trends are reported to be more positive in the past few months and are expected to increase in the next few years due to improving economic conditions in the region.

Competitive property 1 is a Radisson Hotel with 147 units located at the entrance of a major corporate business park center in Diamond Bar, south of the subject area. This multi-story limited service property is modern in design and has average appeal. It was originally opened as a Days Inn and has had operational difficulty. It is now stabilized and is achieving an ADR of $51.22. Occupancy was estimated at approximately 50 percent on average. It is a direct competitor to the subject in terms of market sector appeal but has inferior access and exposure as compared to the subject. Property 2 is the Sheraton Hotel which is a 247 unit full service hotel located in Pomona near the Fairgrounds. This modern and commercial oriented property is located in a business park surrounding and has secondary access and exposure as compared to the subject. It's lowest rack rate are similar to the Radisson Hotel which are slightly lower than the subject's. It's ADR in 1996 was $68.27 per unit which is slightly above the subject's ADR. This property is less competitive to the subject since it caters to a slightly different demand sector. Property 3 is the Embassy Suites Hotel located in West Covina, several miles west of the subject property off Interstate 10. The Embassy Suites caters to the commercial demand that is generated in the Covina and east San Gabriel Valley market areas and has a Holiday Inn and several competitors located in it's neighborhood. This property is only secondary in it's competitive profile as compared to the subject. It is secondary in it's location and access as compared to the subject. The rack rates are similar to the subject's and it's ADR was $70.32, above the subject's, which is reasonable considering its stronger chain identity.

The competitive properties are relatively scattered in a wide area and support the subject's current rate structure. The subject appears to be achieving it's fair share of market penetration, which is below necessary levels for successful operations. We expect the subject to increase its performance slightly in the next two years due to improving overall economic conditions.


----------------------------------
James Ratkovich & Associates, Inc.                                            88

                                    SHIL0 INN
                               3200 Temple Avenue
                                    Pomona CA
                     RECONSTRUCTED HISTORICAL OPERATING DATA

# of Rooms              160
Building Area        81,445 sf
--------------------------------------------------------------------------------


                                             1993                             1994
Occupancy Rate                             38.00%                           43.00%
Average Room Rate                          $64.57                           $62.74
===================================================================================================

REVENUES                                           % Total   Per Room              % Total Per Room
   Room Rentals                        $1,401,632    91.7%     $8,760   $1,537,164   91.2%   $9,607
   Restaurant                              63,543     4.2%       $397       44,028    2.6%     $275
   Telephone                               35,047     2.3%       $219       44,959    2.7%     $281
   Other Income                            27,766     1.8%       $174       59,156    3.5%     $370
---------------------------------------------------------------------------------------------------
Total Revenue                          $1,527,988   100.0%     $9,550   $1,685,307  100.0%  $10,533

EXPENSES
Departmental Expenses
   Rooms Department                       352,986    23.1%     $2,206      468,452   27.8%   $2,928
   Food & Beverage                         19,971     1.3%       $125        9,857    0.6%      $62
   Telephone                               33,472     2.2%       $209       29,224    1.7%     S183

Undistributed Operating Expenses
   Administrative & General               134,943     8.8%       $843      166,087    9.9%   $1,038
   Management                              76,399     5.0%       $477       84,265    5.0%     $527
   Marketing                              110,465     7.2%       $690      136,283    8.1%     $852
   Utilities                              102,024     6.7%       $638      119,570    7.1%     $747
   Property Operations & Maintenance       88,657     5.8%       $554      115,551    6.9%     S722
   Capital Improvements                    22,343     1.5%       $140       52,486    3.1%     $328
   Miscellaneous                            6,381     0.4%        $40        7,617    0.5%      $48

Fixed Charges
   Property Tax & License                  85,254     5.6%       $533       90,903    5.4%     $568
   Insurance                               18,500     1.2%       $116       17,915    1.1%     $112

---------------------------------------------------------------------------------------------------
Total Expenses                         $1,051,395    68.8%     $6,571   $1,298,210   77.0%   $8,114

NET OPERATING INCOME                     $476,593    31.2%     $2,979     S387,097   23.0%   $2,419
---------------------------------------------------------------------------------------------------

                                                                       Trailing 12
                                             1995                      Months 8/96
Occupancy Rate                             43.00%                           43.00%
Average Room Rate                          $61.95                           $60.33
======================================================================================================

REVENUES                                           % Total   Per Room               % Total   Per Room
   Room Rentals                        $1,519,086    89.1%     $9,494   $1,496,387    87.3%     $9,352
   Restaurant                              61,424     3.6%       $384       67,876     4.0%       $424
   Telephone                               51,683     3.0%       $323       53,571     3.1%       $335
   Other Income                            72,205     4.2%       $451       96,833     5.6%       S605
------------------------------------------------------------------------------------------------------
Total Revenue                          $1,704,398   100.0%    $10,652   $1,714,667   100.0%    $10,717

EXPENSES
Departmental Expenses
   Rooms Department                       478,608    28.1%     $2,991      513,922    30.0%     $3,212
   Food & Beverage                         13,828     0.8%        $86       11,583     0.7%        $72
   Telephone                               28,203     1.7%       $176       30,395     1.8%       $190

Undistributed Operating Expenses
   Administrative & General               156,465     9.2%       $978      156,226     9.1%       $976
   Management                              85,206     5.0%       $533       85,733     5.0%       $536
   Marketing                              135,107     7.9%       $844      131,973     7.7%       $825
   Utilities                              107,372     6.3%       $671      111,796     6.5%       $699
   Property Operations & Maintenance       97,308     5.7%       $608      101,427     5.9%       $634
   Capital Improvements                    16,464     1.0%       $103       20,943     1.2%       $131
   Miscellaneous                            8,619     0.5%        $54        9,942     0.6%        $62

Fixed Charges
   Property Tax & License                  90,686     5.3%       $567       94,753     5.5%       $592
   Insurance                               21,410     1.3%       $134       21,462     1.3%       $134

------------------------------------------------------------------------------------------------------
Total Expenses                         $1,239,276    72.7%     $7,745   $1,290,155    75.2%     $8,063

NET OPERATING INCOME                     $465,122    27.3%     $2,907     $424,512    24.8%     $2,653
------------------------------------------------------------------------------------------------------

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy increased from 38 percent in 1993 to 43 percent in 1994, 1995 and for the trailing 12 months ending August 1996. The average daily room rate has decreased from $64.57 in 1993 to $60.33 in 1996. The subject is well located within its market area and has good exposure and access from the Orange Freeway. It is negatively effected by the presence of the other Shilo Inn property across the street but as the economy continues to improve and demand increases, this dilution of market demand should have a lower impact on the subject's future operations. We expect the subject property to regain some of the recently lost occupancy and increase ADR in the next two years, returning to more typical operating levels prior to the recently ended recession.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 51.9 percent in 1993, 55.6 percent in 1994, 54.8 percent in 1995 and is achieving 56.6 percent in the first nine months of 1996. The average daily rates have increased from $49.56 in 1993 to $52.02 in 1996. These figures indicate that the subject is operating at occupancies below market wide levels and ADRs above the market as reported by Smith Travel. However, the data reflects general support for the subject's historical operations.

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 43 percent in 1997 and increase to 46 percent in 1998 and for the duration of our analysis. An average daily rate of $62.00 is estimated for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 3.0 percent of room revenues, restaurant rental revenue is estimated at $65,000 per year based on the existing lease and it's actual historical payment under the lease which was $67,876 in the trailing 12 months and other income which is derived from vending machines and similar items, estimated at 6.0 percent of room revenues. The subject's actual operating history is used as a basis for these projections since it is the best indicator of these property specific revenues.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.


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James Ratkovich & Associates, Inc.                                            90
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3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,206 to $3,212 per room. The subject is operating at low levels of occupancy but in the past three years they have been stable and consistent, albeit they are below industry averages. We have projected $3,000 per room for departmental room expense which is near the subject's actual recent historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 65 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 8.8% and 9.9% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 9.0% for our projections.


----------------------------------
James Ratkovich & Associates, Inc.                                            91

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 7.2% to 8.1% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are consistent over the previous four years of operation. The subject has expended between 6.3 to 7.1 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8 percent to
6.3 percent. We have utilized 6.5 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 5.7 and 6.9 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 6.0 percent based on the subject's most recent historical data and industry standards.


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James Ratkovich & Associates, Inc.                                            92

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $113,543. Properties in California are reassessed to market value upon sale and we have projected the subject's future taxes at $63,700 in year one based on a tax rate of 1.4% of the appraised value. Taxes increase at 2 percent per year, the maximum allowed by state law.

Property Casualty Insurance

Insurance has been consistent during the last four years between 1.1 and 1.3 percent of total revenue which is supported by the 1.0% to 1.2% level reported by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 1.3 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.


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James Ratkovich & Associates, Inc.                                            93

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Capitalization Analysis

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


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James Ratkovich & Associates, Inc.                                            94

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


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James Ratkovich & Associates, Inc.                                            95

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is an 8 year old hotel and is well maintained and has good appeal.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                  $4,299,655
                                  ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


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James Ratkovich & Associates, Inc.                                            96

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


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James Ratkovich & Associates, Inc.                                            97

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o Survey of investors' acceptable yield rates
o Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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James Ratkovich & Associates, Inc.                                            98

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                          Yields on Selected Securities
-----------------------------------------------------------------------------
       Period         Aaa        Baa           Treasury          Treasury
                     Bonds      Bonds         Securities        Securities
                                              (Long Term)       (Five Year)
-----------------------------------------------------------------------------
     March 1995      8.12%      8.70%            7.45%             7.05%
-----------------------------------------------------------------------------
   September 1995    7.32%      7.93%            6.55%             6.00%
-----------------------------------------------------------------------------
     April 1996      6.80%      7.47%            6.05%             5.36%
-----------------------------------------------------------------------------
       Average       7.41%      8.03%            6.68%             6.14%
-----------------------------------------------------------------------------

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

      "Risk Free" Capital Market Return Rate:               8.00% +/-
      Real Estate Risk and Illiquidity Premium:             4.00% +/-
      Hotel-Going Concern Risk based premium:               1.50% +/-
                                                            ---------

      Total Return Expectation-Going Concern Hotels:       13.50% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.50%.


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James Ratkovich & Associates, Inc.                                            99

3200 Temple Avenue, Pomona, CA
------------------------------

INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                  $4,747,874
                                  ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication equal weight overall. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:

           Direct Capitalization - Fiscal 1997 Income -  $4,299,655

                Discounted Cash Flow Analysis   -   $4,747,874

                               Rounded $4,550,000
                                       ==========


----------------------------------
James Ratkovich & Associates, Inc.                                           100

                                                       SHIL0 INN

# of Rooms                             160             3200 Temple Avenue
Growth Rate:                           3.0%            Pomona CA

---------------------------------------------------------------------------------------------------------------------------------
                                            % Total        1            2           3           4            5            6
Fiscal Year (12/1 TO 11/30)                  Revenue      1997         1998        1999        2000         2001         2002
=================================================================================================================================
Room Nights Available                                     58,400       58,400       58,400       58,400       58,400       58,400
Number of Occupied Rooms                                  25,112       26,864       26,864       26,864       26,864       26,864
Occupancy Rate                                             43.00%       46.00%       46.00%       46.00%       46.00%       46.00%
Average Room Rate                                         $62.00       $63.86       $65.78       $67.75       $69.78       $71.87
---------------------------------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                                 88.36%  $1,556,944   $1,715,535   $1,767,001   $1,820,011   $1,874,611   $1,930.850
 Telephone                                     3.00%      46,708       51,466       53,010       54,600       56,238       57,925
 Restaurant Revenue                            3.69%      65,000       66,950       68,959       71,027       73,158       75,353
 Other Income                                  6.00%      93,417      102,932      106,020      109,201      112,477      115,851
                                             ------------------------------------------------------------------------------------
Total Revenue                                 100.0%  $1,762,069   $1,936,883   $1,994,990   $2,054,839   $2,116,485   $2,179,979

EXPENSES
 Departmental Expenses
 Rooms ($/room/year)                          $3,000     480,000      494,400      509,232      524,509      540,244      556,452
 Telephone (% of Departmental Income)           65.0%     30,360       33,453       34,457       35,490       36,555       37,652
                                             ------------------------------------------------------------------------------------
Total Departmental Expenses                     29.0%   $510,360     $527,853     $543,689     $559,999     $576,799     $594,103

Undistributed Operating Expenses
 Administrative & General                       9.0%     158,586      163,344      168,244      173,291      178,490      183,845
 Management                                     5.0%      88,103       96,844       99,749      102,742      105,824      108,999
 Furniture, Fixtures & Equipment
   Reserves                                     3.0%      52,862       58,106       59,850       61,645       63,495       65,399
 Franchise & Marketing                          8.0%     140,966      154,951      159,599      164,397      169,319      174,398
 Utilities                                      6.5%     114,534      125,897      129,674      133,565      137,571      141,699
 Property Operations & Maintenance              6.0%     105,724      116,213      119,699      123,290      126,989      130,799
 Miscellaneous                                  1.0%      17,621       19,369       19,950       20,548       21,165       21,800
                                             ------------------------------------------------------------------------------------
Total Undistributed Expenses                   38.5%    $678,397     $734,724     $756,766     $779,469     $802,853     $826,939

Total Expenses Before
   Fixed Charges                               67.5%  $1,188,757   $1,262,577   $1,300,455   $1,339,468   $1,379,652   $1,421,042
Income Before Fixed Charges                    32.5%    $573,312     $674,306     $694,535     $715,371     $736,832     $758,937

Fixed Charges
 Property Tax & License                         3.6%      63,700       65,611       67,579       69,607       71,695       73,846
 Insurance                                      1.3%      22,907       23,594       24,302       25,031       25,782       26,555
 Buildings Reserve for Replacement              2.0%      35,241       36,299       37,388       38,509       39,664       40,854
                                             ------------------------------------------------------------------------------------
Total Fixed Charges                             6.9%    $121,848     $125,504     $129,269     $133,147     $137,141     $141,256

NET OPERATING INCOME                           25.6%    $451,464     $548,902     $565,266     $582,224     $599,691     $617,682
Present Value of Income Stream                           397,765      426,014      386,603      350,838      318,382      288,928
 Discounted at                                13.50%
Total Present Value of Income Stream                               $3,080,557

REVERSION ANALYSIS
 Eleventh Year Income                                   $716,062
 Reversion Capitalized @                                  11.50%
 Reversion                                            $6,226,630
 Less Sales Expense                                         5.0%
 Net Reversion                                         5,915,298
 Discount rate                                            13.50%
 Present Value of Reversion                                        $1,667,316
                                                                   ----------
 TOTAL PRESENT VALUE                                               $4,747,874
 Concluded Value via Income Approach                               $4,500,000     $28,125 /Room
                                                                   ==========

-----------------------------------------------------------------------------------------------------------
                                                7            8            9            10          11
Fiscal Year (12/1 TO 11/30)                    2003         2004         2005         2006        2007
===========================================================================================================
Room Nights Available                            58,400       58,400       58,400       58,400       58,400
Number of Occupied Rooms                         26,864       26,864       26,864       26,964       26,364
Occupancy Rate                                    46.00%       46.00%       46.00%       46.00%       46.00%
Average Room Rate                                $74.03       $76.25       $78.54       $80.90       $83.32
-----------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                                $1,988,775   $2,048,439   $2,109,892   $2,173,188   $2,238,384
 Telephone                                       59,663       61,453       63,297       65,196       67,152
 Restaurant Revenue                              77,613       79,942       82,340       84,810       87,355
 Other Income                                   119,327      122,906      126,594      130,391      134,303
                                            ---------------------------------------------------------------
Total Revenue                                $2,245,378   $2,312,740   $2,382,122   $2,453,586   $2,527,193

EXPENSES
 Departmental Expenses
 Rooms ($/room/year)                            573,145      590,339      608,050      626,291      645,080
 Telephone (% of Departmental Income)            38,781       39,945       41,143       42,377       43,648
                                            ---------------------------------------------------------------
Total Departmental Expenses                    $611,926     $630,294     $649,193     $668,668     $688,728

Undistributed Operating Expenses
 Administrative & General                       189,360      195,041      200,892      206,919      213,127
 Management                                     112,269      115,637      119,106      122,679      126,360
 Furniture, Fixtures & Equipment
   Reserves                                      67,361       69,382       71,464       73,609       75,916
 Franchise & Marketing                          179,630      185,019      190,570      196,287      202,175
 Utilities                                      145,950      150,328      154,938      159,483      164,268
 Property Operations & Maintenance              134,723      138,764      142,927      147,215      151,632
 Miscellaneous                                   22,454       23,127       23,821       24,536       25,272
                                            ---------------------------------------------------------------
Total Undistributed Expenses                   $851,747     $877,299     $903,618     $930,727     $958,649

Total Expenses Before
   Fixed Charges                             $1,463,673   $1,507,583   $1,552,911   $1,599,395   $1,647,377
Income Before Fixed Charges                    $781,705     $805,157     $829,311     $854,191     $879,816

Fixed Charges
 Property Tax & License                          76,061       78,343       80,693       83,114       85,607
 Insurance                                       27,352       28,173       29,018       29,888       30,785
 Buildings Reserve for Replacement               42,080       43,342       44,643       45,982       47,361
                                            ---------------------------------------------------------------
Total Fixed Charges                            $145,493     $149,858     $154,354     $158,984     $163,754

NET OPERATING INCOME                           $636,212     $655,299     $674,957     $695,206     $716,062
Present Value of Income Stream                  262,199      237,943      215,930      195,954
 Discounted at
Total Present Value of Income Stream

REVERSION ANALYSIS
 Eleventh Year Income
 Reversion Capitalized @
 Reversion
 Less Sales Expense
 Net Reversion
 Discount rate
 Present Value of Reversion

 TOTAL PRESENT VALUE
 Concluded Value via Income Approach


       DIRECT CAPITALIZATION
-------------------------------------
Net Operating Income         $451,464
   (1997)
Overall Rate                   10.50%
                           ----------
Indicated Value            $4,299,655

3200 Temple Avenue, Pomona, CA
------------------------------

                          RECONCILIATION AND CONCLUSION

            Cost Approach                       $6,400,000
            Market Approach                     $4,850,000
            Income Approach                     $4,550,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


----------------------------------
James Ratkovich & Associates, Inc.                                           102

3200 Temple Avenue, Pomona, CA
------------------------------

RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                  $4,550,000
                                  ==========

                      (Including Value of FF&E - $400,000)


----------------------------------
James Ratkovich & Associates, Inc.                                           103

3200 Temple Avenue, Pomona, CA
------------------------------

                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. M. Hammad made a personal inspection of the property that is the subject of this report.

No one other than the undersigned materially participated in the preparation of this appraisal.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ [Illegible]
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849


----------------------------------
James Ratkovich & Associates, Inc.                                           104

3200 Temple Avenue, Pomona, CA
------------------------------

                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI
PROFESSIONAL AFFILIATIONS
   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS
Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION
University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES
   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC. Studio City, CA                  1988 to Present
President
   Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                         1986 to 1988
Director of Real Estate Valuation
   Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA             1985 to 1986
Assistant Vice President
   Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                        1984 to 1985
Associate Appraiser
   Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


----------------------------------
James Ratkovich & Associates, Inc.                                           105

3200 Temple Avenue, Pomona, CA
------------------------------

                                     ADDENDA


----------------------------------
James Ratkovich & Associates, Inc.                                           106

                                LEGAL DESCRIPTION

                               SHILO INN - POMONA

4. THE LAND REFERRED TO IN THIS POLICY IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

      PARCEL A:

      PARCEL 5, AS SHOWN ON PARCEL MAP NO. 6172, IN THE CITY OF POMONA, AS PER MAP FILED IN BOOK 69, PACES 11 TO 14 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

      PARCEL B:

      A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER THAT PORTION OF PARCEL 7, PARCEL MAP NO. 6172, LYING NORTHERLY OF TEMPLE AVENUE AND SOUTHERLY OF A LINE PARALLEL WITH AND ONE HUNDRED FEET DISTANT THEREFROM, EXCEPT THE SOUTHERLY THIRTY-SIX FEET OF THE WESTERLY TWENTY FEET THEREOF.

                                RESTAURANT LEASE

                          SHILO INN, DIAMOND BAR/POMONA

               SHILO: Shilo Management Corporation, dba Shilo Inns

         TENANT: LAD Restaurant, Incorporated, a California Corporation

                                    RECITALS

A. Shilo manages the Shilo Inn, Diamond Bar/Pomona, located at 3200 Temple Street, Pomona, California (the "Hotel").

B. Tenant desires to lease the restaurant, lounge and meeting and banquet rooms located in the restaurant building (the "Premises") from Shilo. (The Premises are also sometimes referred to herein as the "Restaurant." The entire Hotel and Restaurant complex is sometimes referred to herein as the "Hotel/Restaurant.")

C. Tenant is presently the lessee of the Premises as assignee of lease (the "Prior Lease") dated August 20, 1992, between Shilo, as lessor, and Roger Ciceron and Suzanne Ciceron, husband & wife, as lessees ("Ciceron"). The Prior Lease was assigned from Ciceron to Tenant by an assignment (the "Assignment") dated July 30, 1993, between Shilo, Tenant, and Ciceron. The Assignment also contained amendments to the Prior Lease.

D. Ciceron remained as a sub-tenant of Tenant and operated the lounge. All of Ciceron's right, title and interest in the Prior Lease and the Premises has now been terminated. Shilo and Tenant desire to enter into this new lease to replace the Prior Lease.

THE PARTIES AGREE AS FOLLOWS:

1. Shilo leases the Premises to Tenant, and Tenant leases the Premises from Shilo, on the terms and conditions contained in this Lease. This Lease replaces and supersedes the Prior Lease and the Assignment. This Lease is effective July 1, 1994.

2. The term of the Lease shall be thirteen (13) years and two (2) months commencing July 1, 1994, and ending August 31, 2007.

3. The monthly rent shall consist of a basic dollar amount (the "Base Rent"), or a percentage of sales (the "Percentage Rent") whichever is greater. The Percentage Rent shall be based upon Gross Sales as defined in paragraph 3.5 below.

      3.1   The monthly rent shall be as follows:

            3.1.1 [deleted]


Page 1. Restaurant Lease (Diamond Bar/Pomona)

            3.1.2 From July 1, 1994, through August 31, 1995: $6,000 per month Base Rent, or Percentage Rent of 5.5% of Gross Sales, whichever is greater.

            However, for the period from July 1, 1994, through January 31, 1995, Base Rent shall be $3,600 per month, and Percentage Rent shall be 5.5% of Gross Sales on all items except alcoholic beverages, and soft drinks.

            3.1.3 From September 1, 1995, through August 31, 1998: $7,000 per month Base Rent, or Percentage Rent of 6.5% of Gross Sales, whichever is greater.

            3.1.4 From September 1, 1998, through August 31, 2007: $8,000 per month Base Rent, or Percentage Rent of 7.5% of Gross Sales, whichever is greater.

            3.2 In addition to the Base Rent and Percentage Rent provided for herein, Tenant shall pay, as additional rent, the following items:

            3.2.1 One hundred percent (100%) of the bill for water and sewer, gas, electricity, and any other utilities for the Premises (all such utilities are metered separately from the Hotel). With respect to those utilities for which there is potential liability to Shilo, or a potential for a lien upon the Hotel/Restaurant if not paid (such as, for example, sewer and water), the bill will be paid by Shilo, and Tenant will reimburse Shilo as part of the Rent Statement as described in paragraph 3.4 below.

            3.2.2 One hundred percent (100%) of the garbage bill for the Premises (Tenant shall arrange for Tenant's own garbage service). Tenant shall arrange for a separate billing, if possible, for Tenant's garbage service.

            3.2.3 One hundred percent (100%) of the telephone bill for the Restaurant and Lounge. (Tenant shall obtain telephone numbers separate from the Hotel for Tenant's restaurant and catering operations.)

            3.2.4 Twenty-five percent (25%) of the total costs of a maintenance employee (which employee shall be employed by the Hotel). Total costs shall include, but not be limited to, the employee's wages, employer taxes, employer paid unemployment and workmen compensation insurance costs, medical insurance and fringe benefits (if any). Tenant's share shall be collected monthly, in advance, as part of the monthly Rent Statement.

            3.2.5 Twenty-five percent (25%) of the total costs (calculated in the same manner as the maintenance employee) for a


Page 2. Restaurant Lease (Diamond Bar/Pomona) security guard.. Tenant's share shall be collected monthly, in advance, as part of the monthly Rent Statement. Tenant shall not be required to participate in the cost of Shilo's security employees if Tenant hires its own security employee(s). The terms of paragraph 6.12 shall apply to the security guard.

            3.2.6 Twenty-five percent (25%) of the real property taxes for the entire Hotel/Restaurant. Tenant's share shall be estimated annually by Shilo, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the monthly Rent Statement. Upon receipt of the real property tax statement for each year, any additional sum owing by Tenant for its share shall be billed to Tenant by Shilo and promptly paid by Tenant; and the monthly tax reserve payment shall be adjusted as needed. If the amount collected from Tenant on account of taxes are in excess of Tenant's share of the taxes, the excess amount shall be credited to Tenant. Tenant shall be responsible for any increase in the amount of the real property taxes required by law, except that Tenant shall not be required to pay any increase in the real property taxes caused by a sale of the Hotel/Restaurant.

            3.2.7 One hundred percent (100%) of the personal property tax on the personal property used in the operation of the leased Premises, including, but not limited to, all of the personal property owned by Shilo but used by Tenant under this Lease ("Shilo's Restaurant Equipment") (see paragraph 14). One-twelfth (1/12th) of the estimated amount of such taxes shall be collected monthly, in advance, as part of the Rent Statement, and the amount of the reserve shall be adjusted annually in the same manner as described in subparagraph 3.2.6.

            3.2.8 Twenty-five percent (25%) of the fire and casualty insurance premium for the entire Hotel/Restaurant, and twenty-five percent (25%) of the portion of the premium for Shilo's umbrella liability insurance allocated to the Hotel/Restaurant, and twenty-five percent (25%) of the portion of Shilo's insurance agent's fee allocated to the Hotel/Restaurant. The amount of the premium and fees allocated to the Hotel/Restaurant shall be as determined by Shilo's insurance agent and reflected on Shilo's master policy and/or premium notice. Tenant's share of the insurance shall be determined by Shilo annually, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the Rent Statement. Adjustments to the insurance reserve shall be made annually in the same manner as the tax reserve.

            3.2.9 One hundred percent (100%) of the reserve (the "Replacement Reserve") for Shilo's Restaurant Equipment. The Replacement Reserve shall be one percent (1.0%) of Tenant's Gross Sales, calculated monthly, and shall be collected in arrears as part of the Rent Statement. The Replacement Reserve shall be administered as set forth in paragraph 14.2 below.


Page 3. Restaurant Lease (Diamond Bar/Pomona)

      3.3 Base Rent for each other month during the term of this Lease, together with Tenant's share of taxes, insurance, and the maintenance employee's and security guard's salaries for such month shall be paid not later than the fifth
(5th) day of the month. Any additional sums owing for Percentage Rent, Replacement Reserves, and utilities paid by Shilo, with respect to each month shall be paid not later than the fifth (5th) day of the next month. At the end of the Lease, Tenant's Percentage Rent, and additional rent for utilities, if any, for the final month of the Lease (for which a reasonable estimate shall be made) shall be paid not later than the end of the Lease term.

      3.4 Tenant shall complete and deliver to Shilo a form (the Rent Statement) showing the various categories of Gross Sales, as specified by Shilo, for the prior month. The Rent Statement shall be in such format as Shilo shall from time to time specify. Each monthly Rent Statement shall also show the Base Rent for the then current month, Tenant's payment for the current month for taxes and insurance, Tenant's share of the cost of the maintenance employee and security guard, Tenant's cost for the prior month for any utilities for which Shilo is entitled to reimbursement, any sum owing for the prior month for Percentage Rent, the amount owing for Replacement Reserve, the amount collected by the Hotel for room service, the collection fee charged by Shilo for the room charges, and any other items which Tenant is to pay monthly under this Lease, and such additional items as Shilo and Tenant may hereafter agree to include on such Rent Statement. Shilo and Tenant shall cooperate with each other to obtain the information necessary to complete the Rent Statement. The net amount of Rent, if any, owing by Tenant to Shilo shall be paid, together with the delivery of a properly completed Rent Statement, not later than the fifth (5th) of each month. Rent shall be delinquent if not paid by Tenant and received by Shilo by the tenth (10th) day of each month. Shilo shall have the right to issue its late payment notice (as provided in paragraph 24) at any time after the tenth (10th) day of the month. If the net amount of Rent is not paid and actually received by Shilo by the tenth (10th) day of the month, a late payment penalty of One Hundred Twenty-Five Dollars ($125.00) per day shall be assessed, beginning with the eleventh (11th) day, for every day late after the tenth (10th); and, in addition, the amount past due shall bear interest at the rate of one and one-half percent (1.5%) per month until paid. The late payment penalty and interest shall be in addition to all other remedies to which Shilo is entitled under this Lease. If any sum is owing to Tenant by Shilo under the Rent Statement, net of any other sums owing to Shilo by Tenant, the amount owing shall be paid to Tenant by Shilo not later than ten (10) days after receipt of a properly completed Rent Statement.

      3.5 The term "Gross Sales" shall include the total of all receipts from the sales of food, alcoholic and non-alcoholic beverages sold by the Tenant in, on or from the leased Premises


Page 4. Restaurant Lease (Diamond Bar/Pomona) during the term of this Lease but after deducting therefrom all bona fide credits, allowances, refunds, and charges. Proceeds from vending machines, coin-operated devices, including, without limiting the generality of the foregoing, telephone pay stations, musical devices, amusement devices and the like, shall also be included in Gross Sales. Gross Sales shall also include all off-premises catering or similar services done from the Premises. Gross Sales shall also include any proceeds from meeting room rentals, audio-visual sales/rental, sales/rental of decorations, charges for entertainment, and all other revenue charged for any goods or services performed in or from the leased Premises. Gross Sales shall not include complimentary drinks or meals, uncollectible charges and bad debts, use tax, sales tax, and other taxes levied by appropriate state, municipal, county, federal and any other governmental bodies and subdivisions thereof on sales of food, alcoholic or non-alcoholic beverages and any other merchandise and/or services, whether paid by Tenant or Tenant's customers.

      3.6 In addition to the monthly Rent Statements, Tenant shall provide to Shilo, within thirty (30) days of the end of each year of the Lease (i.e., July
31) a certification of the Gross Receipts, by category received by Tenant during the Lease year then ended. Tenant shall keep and preserve, during each year of the Lease, full and complete records of all gross receipts and sales. Shilo shall have the right, not more than six (6) months and thirty (30) days following the close of the Lease year, to examine and audit the Tenant's records, but only for the purpose of ascertaining the amount of Gross Sales. Shilo reserves the right to do surprise audits without prior notice at any time during regular business hours, but such surprise audits shall not occur more than twice in any calendar year unless the audit discloses an understatement of Gross Sales of one percent (1%) or more. All audits shall include the right to inspect the books applicable to the Premises maintained at Tenant's home office, if any. Any such audit or examination by Shilo shall be at Shilo's sole expense, except in the event that the audit discloses an understatement of one percent (1%) or more in Gross Sales reported by Tenant to Shilo in which case the audit will be paid for by Tenant.

4. Tenant shall provide room service to Hotel guests from 6:30 a.m. to 10:00 p.m. daily. Tenant shall supply printed room service menus for each guest room. Room service food and beverage orders shall be served using standard flatware, glassware, and silverware. Room service food trays and dishes shall be collected by Tenant's staff on a preset schedule of a minimum of at least four (4) times daily. Tenant shall allow Hotel guests, with proper and approved credit, to charge lounge and restaurant charges, and room service, to the guest's Hotel lodging bill. Room service and restaurant and lounge charges by Hotel patrons shall be on a monthly accounts receivable basis, subject to a three percent (3%) bookkeeping, accounting and handling charge to Tenant and credited to Shilo, all


Page 5. Restaurant Lease (Diamond Bar/Pomona) of which shall be reconciled as part of the monthly Rent Statement. Shilo shall make available, upon reasonable request by Tenant, all records in Shilo's possession of such patrons' account for the purpose of verification of such charges. Shilo shall in no manner be responsible for default by its Hotel guests' payment of restaurant or lounge or room service charges. If Shilo negligently fails to collect Restaurant charges from a Hotel guest when the proper information was timely delivered to the appropriate staff member of the Hotel, the Hotel shall be responsible for the failure to collect such charges. It is recognized that any liquor, either bottled or by the drink, that leaves the restaurant Premises unconsumed, is done so as per the restaurant's state liquor license. Shilo grants permission to authorized personnel of the Tenant to full access to the Hotel property for such service.

5. The leased Premises shall be open for business three hundred sixty-five (365) days a year. Tenant shall serve full service liquor (including spirits, wine and beer) and provide a full service menu including breakfast, lunch and dinner. For the restaurant, the hours shall be 6:00 a.m. to 10 p.m. For the lounge, the hours shall be 11 a.m. to 1 a.m. Monday through Thursdays, 11 a.m. to 2 a.m. Fridays and Saturdays, and 1 p.m. to 9 p.m., Sundays. Tenant may encourage diners to eat in the lounge rather than the restaurant between 2 p.m. and 5 p.m. Monday through Saturday, but will serve in the restaurant during those hours if a customer insists; however, room service shall be available during such times. Tenant shall not be responsible for closures caused by strikes, lockouts, rules of the State of California or causes beyond the reasonable control of Tenant. Any change in the restaurant or bar hours must be approved in writing by Shilo.

6. Tenant shall keep and perform all of the following covenants:

      6.1 Tenant shall use the leased Premises, and the whole part thereof, only as a cocktail lounge and restaurant with meeting and banquet facilities, to compliment the Hotel as a full service facility.

            6.1.1 Additional uses, even if frequently associated with a restaurant (such as, for example, legalized gambling) shall not be permitted without Shilo's written consent, which consent may be withheld solely in Shilo's discretion, or granted on such terms as Shilo may require.

            6.1.2 Tenant shall use its utmost good faith and best efforts to ensure that the Premises maintain a reputation as a quality operation suitable for family dining. Tenant shall not tolerate or allow the Premises to become known as a place frequented by persons or groups who are known or believed to be criminals and/or offensive or threatening to most patrons (such as, by way of example and not by way of limitation, a "biker hangout," or an establishment where illegal drugs are frequently sold).


Page 6. Restaurant Lease (Diamond Bar/Pomona)

Entertainment which has a predominant sexual and/or violent content (such as, for example, wet tee shirt contests, strip shows, nude or scantily clad dancers
- of either gender - R or X rated films, boxing or mud wrestling - either gender -) shall not be permitted. Loud music, live or recorded, shall not be allowed which disturbs Hotel guests during usual hours of sleep; Tenant and Shilo agree to work together to minimize causing disturbance to guests while still allowing restaurant and lounge patrons and parties in the meeting and convention facilities to enjoy reasonable entertainment. Shilo reserves the right to require the Tenant to change live or recorded entertainment, or other on-Premises promotional activities, which Shilo, in good faith, determines to be incompatible with the Hotel's overall operation and/or the public image which Shilo desires to promote. However, nothing herein shall be construed to require Tenant to commit or tolerate any unlawful discrimination.

            6.1.3 Tenant shall be responsible for internal security in the leased Premises. The security guard(s) employed by the Hotel is primarily for the overall security of the entire Hotel Complex. Any additional security in the Restaurant (such as, for example, a "bouncer") shall be Tenant's responsibility.

      6.2 Tenant shall obtain and pay for any and all permits and licenses required by city, county, or state agencies and shall comply with and abide by all rules and regulations of any regulatory body having jurisdiction.

      6.3 Tenant shall staff the lounge and restaurant at all times with sufficient number of adequately trained and supervised personnel so as to be capable of providing the service called for herein in a prompt, courteous and businesslike manner, especially in keeping with Shilo's mottos of Affordable Excellence, and Friendliness and Cleanliness. Tenant acknowledges the need of many of the Hotel patrons to obtain prompt service. Tenant's food quality and menu shall be maintained to Shilo's high standards. Tenant's menu shall be subject to Shilo's approval, which shall not be unreasonably withheld; any material changes to Tenant's menu, once approved, shall also be subject to Shilo's written approval, which shall not be unreasonably withheld.

      6.4 Tenant acknowledges that the physical location of the leased Premises on the Hotel/Restaurant complex causes Hotel patrons to identify the Hotel, lounge and restaurant as one. Tenant acknowledges that poor beverage or food service, or unsanitary conditions (or conditions that may appear sloppy or unsanitary) are detrimental to Shilo's Hotel business as well as Tenant's restaurant and lounge. Tenant agrees to cooperate with Shilo to operate the leased Premises for the mutual benefit of Shilo and Tenant. Tenant shall not unreasonably refuse to comply with Shilo's suggestions or requests for changes or improvements in service. Tenant shall maintain the interior and exterior of the leased Premises in a clean and sanitary condition and shall


Page 7. Restaurant Lease (Diamond Bar/Pomona) maintain the highest restaurant and lounge sanitary rating given by the governmental health authorities having jurisdiction. Tenant shall also cooperate with the Hotel to attempt to achieve the highest possible rating under hotel and motel guide books. Upon written notice from Shilo of Tenant's failure to adequately maintain the leased Premises, Tenant shall be given thirty (30) days to correct the deficiency in maintenance. If the deficiency is such that it cannot reasonably be corrected within thirty (30) days, and provided that Tenant has commenced such corrections in good faith, up to thirty (30) additional days will be allowed for completion. Should Tenant fail to correct the deficiency within this time, Shilo may elect to terminate Tenant's rights under this Lease, but no such termination shall impair Shilo's remedies for breach of this Lease as provided herein.

      6.5 Tenant shall, at all times during the term thereof, and at Tenant's own cost and expense, maintain, keep in effect, furnish and deliver to Shilo, restaurant operator's liability insurance policies in form and with an insurer satisfactory to Shilo, insuring Shilo, Tenant, and Mark S. Hemstreet personally, against all liability for damages to person or property in or about the leased Premises; the amount of such liability insurance shall not be less than TWO MILLION DOLLARS ($2,000,000.00) arising out of any one accident and not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for property damage. The policy shall provide that coverage may not be cancelled without at least thirty (30) days written notice to Shilo. Tenant shall purchase and maintain business interruption insurance for fire and other casualties, and/or from shutdowns or curtailments in operations caused by food poisoning (or rumors thereof) (such as, for example, e-coli or hepatitis problems). Tenant shall provide Shilo with a certificate of insurance evidencing such coverages.

      6.6 Tenant shall indemnify and hold Shilo harmless from the negligence of the Tenant, its officers, agents, invitees and/or employees, as well as those arising from Tenant's failure to comply with any covenant of this Lease on its part to be performed, and shall, at Tenant's sole cost and expense, defend Shilo against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Shilo in any such suit or action.

      6.7 Tenant's indemnification obligations to Shilo under this Lease shall extend to damage resulting from risks insurable by so-called "dram shop" or liquor liability insurance. The public liability insurance required of Tenant under this Lease shall include dram shop liability insurance.

      6.8 Tenant shall keep the leased Premises free from all waste or accumulation of debris, and free from any and all unnecessary fire hazards. Tenant shall cooperate with Shilo on all safety programs and fire and casualty hazard reduction efforts, and shall


Page 8. Restaurant Lease (Diamond Bar/Pomona) comply with the recommendations of Shilo's casualty insurance carrier applicable to the leased Premises. Tenant shall comply with all applicable state and federal laws, rules and regulations and shall cooperate with Shilo in joint efforts to comply with laws, rules, and regulations, such as (for example) Hazardous Communications ("HAZCOM"), Control of Hazardous Energy
("LOCKOUT/TAG-OUT"), and BLOODBORNE PATHOGENS programs.

      6.9 Tenant shall not make any alternations in, or additions to, the leased Premises, nor make any contract therefor, without first obtaining Shilo's written consent. If Shilo approves any proposed changes or alterations, Tenant shall obtain names and addresses of contractors, copies of proposed contracts, and the necessary permits, all in form and substance satisfactory to Shilo, and furnish indemnification against liens, costs, damages, and expenses, as may be required by Shilo. All alternations, additions and improvements, other than Tenant's trade fixtures, which may be made or installed by Tenant upon the leased Premises, shall be the property of Shilo and shall remain upon and be surrendered with the leased Premises as a part thereof, without disturbance or injury at any termination of the term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Tenant; provided, however, if prior to such termination, or within fifteen (15) days thereafter, Shilo shall have the right to direct Tenant, by written notice to Tenant, to remove the additions, improvements, fixtures and installations placed there by Tenant, and which .are designated in such notice, and repair any damage occasioned by such removals. If Tenant fails to repair such damage, Shilo may effect such repairs and Tenant will pay to Shilo, on demand, the costs thereof with interest at twelve percent (12%) per annum from the date of such removal by Shilo.

      6.10 Tenant shall operate the leased Premises strictly in accordance with all of the statutes pertaining thereto and all of the rules, regulations and requirements of the city, county and state in which operation occurs. Any violations thereof leading to suspension of Tenant's restaurant license and/or liquor license for over fifteen (15) days shall be a breach of this Lease. No drinking of alcoholic beverages shall be permitted on the Premises after closing of the lounge, including, but not limited to, drinking by employees.

      6.11 Tenant shall not carry any stock of goods or do anything in or about the leased Premises which will in any way impair or invalidate the obligation of any policy of insurance on the leased Premises or the building in which the leased Premises are situated. Tenant shall pay, upon demand, any increase in insurance premiums from the business carried on in the leased Premises by Tenant, whether or not Shilo has consented to the same. Tenant shall not create or suffer to be created any condition which would be in violation of any of the applicable state or federal laws regarding Hazardous materials.


Page 9. Restaurant Lease (Diamond Bar/Pomona)

      6.12 Tenant shall have a security guard at least during all hours that Shilo has a security guard; Shilo may increase or decrease the hours of patrol for the guard as Shilo deems appropriate. If Tenant wishes to share Shilo's security guard, Tenant shall pay twenty-five percent (25%) of the total cost of such guard. If Tenant wishes to have Tenant's own guard, then Tenant shall pay one hundred percent (100%) of Tenant's own guard and shall not be required to pay any part of Shilo's guard. However, Tenant may not elect to pay none of the cost of Shilo's guard and then have no guard for Tenant. If Tenant wishes to have a guard on duty for more hours that Shilo, Tenant shall pay all of the cost of the guard for the additional hours. In addition to providing security, the guard may be used to pick up litter and do other tasks compatible with security functions.

      6.13 Tenant shall not erect or install, on the exterior or interior of the Premises, banners or electrical lighting displays (such as, for example, Christmas, Halloween, or any other occasion) without Shilo's prior written consent.

7. Shilo shall have no interest in, or responsibility for, operation of the restaurant and lounge; except for the rent reserved, and Tenant shall save and hold Shilo harmless from any and all claims whatsoever arising from Tenant's operations of the leased Premises from the date of possession, and will pay all costs of Shilo's defense, including attorneys' fees, should any claims be made against Shilo by reason of Tenant's acts or omissions in the operation thereof.

8. The meeting and banquet rooms shall be used by Shilo and Tenant as follows:

      8.1 The meeting and banquet rooms (the "Restaurant Meeting Rooms") in the Restaurant building are part of Tenant's leased Premises. Tenant shall be responsible for the maintenance, repair and cleanliness of the Restaurant Meeting Rooms. The meeting rooms in the Hotel building (the "Hotel Meeting Rooms") are not part of Tenant's leased Premises. Shilo shall be responsible for the maintenance, repair and cleanliness of the Hotel Meeting Rooms, except that, if Tenant provides food service to a Hotel Meeting Room, Tenant shall promptly clear its food service and clean the room at the conclusion of the meeting. All charges for use of the Hotel Meeting Rooms are the property of the Hotel.

      8.2 Tenant understands and agrees that the Restaurant and lounge is adjacent to the Hotel primarily as an amenity of the Hotel to encourage guest room sales. Tenant further understands that a large portion of the guest room sales of the Hotel comes from convention and other pre-booked business which usually requires use of the Restaurant Meeting Rooms and food and beverage service. Tenant agrees to provide food and beverage service to groups booked by the Hotel for the Restaurant Meeting Rooms or the


Page 10. Restaurant Lease (Diamond Bar/Pomona)

Hotel Meeting Rooms. Except as provided in 8.3 below, Tenant shall be responsible for the set up and immediate clean up of all events in the Restaurant Meeting Rooms regardless of who booked the event. All Restaurant Meeting Rooms shall be cleared, cleaned up, and reset, as soon as possible after an event so as to allow maximum use of the Restaurant Meeting Rooms for presentation and marketing of additional bookings.

      8.3 All use charges for the Restaurant Meeting Rooms are the property of Tenant and may be waived by Tenant. All charges for food and beverage service provided by Tenant in any of the Restaurant Meeting Rooms or Hotel Meeting Rooms are the property of Tenant. Tenant shall waive all use charges for the Restaurant Meeting Rooms with respect to meetings and/or conventions booked by Shilo and involving guest room sales. If no food or beverage sales are made to the group by Tenant, Shilo shall be responsible for the set up and immediate clean up of the Restaurant Meeting Rooms for meetings and/or conventions booked by Shilo; Tenant agrees to provide the set up and clean up service to Shilo for a reasonable fee where Shilo has booked the event and Tenant receives no food or beverage sales. All income from all guest room sales are the property of Shilo, regardless of the origination of the business.

      8.4 In the event Tenant books any event utilizing any of the Restaurant Meeting Rooms more than ninety (90) days in advance, such event shall be subject to cancellation by Shilo in the event the Hotel books an event requiring the use of the same meeting room for the same date or dates, or some of the same dates, involving room sales, but Shilo may not cancel a booking by Tenant once the event date is within ninety (90) days of the then current date. Bookings of the Restaurant Meeting Rooms made within ninety (90) days of the scheduled event by Shilo or Tenant shall be on a first-come, first-served basis. Shilo's room sales staff at the Hotel, and Tenant's catering sales staff shall work together in good faith to minimize conflicts and cancellations and promote mutual business for both the Hotel and the Restaurant and lounge from the use of all of the Meeting Rooms.

      8.5 Tenant shall honor all booking commitments made by Shilo or the under the Prior Lease made prior to the date of this Lease, but Tenant shall receive all prepaid deposits paid with respect to such bookings.

9. This Lease agreement is contingent upon Tenant acquiring a liquor license to operate the restaurant and lounge. Tenant shall at all times keep the liquor license in full force and effect and in full compliance. Tenant's loss of the liquor license for a period greater than fifteen (15) days shall be a default under this Lease.


Page 11. Restaurant Lease (Diamond Bar/Pomona)

10. Shilo covenants to Tenant as follows:

      10.1 As long as Tenant is not in default under this Lease, Shilo warrants to the Tenant the peaceful possession of the leased Premises during the term of this Lease.

      10.2 Shilo shall indemnify and hold Tenant harmless from the sole negligence of Shilo, its officers, agents, invitees and/or employees, as well as those arising from Shilo's failure to comply with any covenant of this Lease on Shilo's part to be performed, and shall, at its own cost and expense, defend Tenant against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Tenant in any such suit or action.

11. Shilo and Tenant shall be responsible for maintenance as follows:

      11.1 Shilo shall maintain and repair the foundation, roof, gutters, downspouts, exterior walls (except doors and glass), and the utility lines to their exterior point of entry to the leased Premises; provided, however, that Shilo shall not be responsible for maintenance necessitated by the acts of Tenant, its agents or employees.

      11.2 Tenant shall maintain and keep in good repair the interior of the leased Premises, including fixtures, windows, doors, and utilities. Tenant shall maintain the freezers and coolers to include the units on the roof of the Restaurant. Tenant shall maintain all heating and cooling equipment located on the leased Premises including the HVAC systems on the roof of the Restaurant. Tenant shall not be responsible for maintenance necessitated by the negligence or intentional wrongful acts of Shilo or its employees or agents. Tenant shall, at its sole cost and expense, replace all glass which may be broken or cracked during the term hereof, in the windows and doors of the leased Premises, with glass of as good or better quality as that originally installed. Tenant shall deliver the Premises to Shilo upon termination in as good condition as when leased, reasonable wear and tear excepted.

      11.3 Tenant shall be responsible for the cleanliness of the landscaping, sidewalks and parking area adjacent to or near the Restaurant. Tenant shall cause the area to be kept very clean with particular emphasis on frequent sweepings and hosings (subject to water use regulations), and picking up waste paper and cigarette butts. Shilo shall be responsible for the maintenance of the landscaping.

      11.4 Shilo shall employ and pay for seventy-five percent (75%) of the cost of a maintenance employee to perform routine repair and maintenance chores for the Hotel and the leased


Page 12. Restaurant Lease (Diamond Bar/Pomona)

Premises. Tenant shall pay the other twenty-five percent (25%) of the cost. The maintenance employee's cost shall include all costs for such employee to include wages or salary, employment taxes, workmen's compensation premiums, medical insurance, employer paid unemployment, and other fringe benefits paid by Shilo for its employees. Tenant shall not use the maintenance employee to do cleaning in the leased Premises.

      11.5 Tenant shall make special efforts to keep the hoods and ventilation systems in the kitchen clean and free of grease and other dirt. Tenant obtain and pay for a contract to perform regular maintenance to the hoods, and shall provide Shilo with a copy of such contract. Without limiting Shilo's other rights of entry and inspection under this Lease, Shilo specifically reserves the right to inspect the kitchen and hoods for compliance with these terms.

      11.6 If Tenant fails or refuses to keep the leased Premises in proper maintenance and repair, Shilo shall have the right, but not the duty, after reasonable written notice to Tenant (except in emergencies), to act as Shilo deems necessary to maintain and repair the leased Premises without liability for loss or damage to Tenant's property; Tenant shall pay the reasonable cost of such repairs or maintenance by Shilo, plus twenty percent (20%) overhead, which sum shall be promptly paid as additional rent.

12. Tenant shall have, at all times, the non-exclusive right, together with its customers and invitees, to the reasonable use of the parking area and driveway appurtenant thereto, for purposes of egress, ingress, parking of motor vehicles for Tenant, its customers and employees, and the loading and unloading of vehicles in connection with and incidental to the business conducted by Tenant on the leased Premises, all without charge. Tenant's employees shall be subject to the same rules as the Hotel's employees with respect to limitations on use of the parking areas, or other rules promulgated by the Hotel with respect to employee parking. The Hotel may place reasonable restrictions upon the times and places delivery and other service vehicles may utilize the parking and loading docks or loading areas, if any. Tenant shall provide Valet parking as required by the Cities of Diamond Bar and/or Pomona.

13. Within sixty (60) days of taking possession, Tenant shall, at Tenant's cost, obtain new signage for the restaurant and lounge. All such signs, and their location, shall be subject to Shilo's written approval, which shall not be unreasonably withheld. The name of Tenant's restaurant shall be subject to Shilo's approval. The name "Shilo" and/or "Hemstreet's" and/or any similar name shall not be part of Tenant's name for the restaurant, but Tenant may advertise that the restaurant is in the Shilo Inn. The name "Generations," as the name of the Restaurant is approved; and the name "Time Machine" as the name of the lounge is approved. Upon


Page 13. Restaurant Lease (Diamond Bar/Pomona) the termination of this Lease, Tenant shall remove all such signs and restore such areas to their original condition. Tenant shall maintain all of Tenant's signs, and additions or replacements thereto. All signs shall be in compliance with applicable rules and ordinances, and applicable electrical codes. If Tenant wishes to have Tenant's name on Shilo's off premises billboards, if any, Tenant shall pay a portion of the rental of such billboard, and all of the cost of the changes to the billboard, as Shilo and Tenant may fix by agreement. Tenant shall not erect or install any banners to the exterior of the Premises. All reader boards on the on-premises signs, if any, shall be under the control of Shilo.

14. Except for personal property owned by Tenant, or leased by Tenant from third parties, all personal property on the leased Premises at the commencement of the Lease, including, but not limited to, furniture, fixtures, equipment, utensils, small wears, desks, safe, miscellaneous office equipment, audio-visual equipment, and trade fixtures (collectively "Shilo's Restaurant Equipment") is, and shall remain, the sole property of Shilo. Any personal property used in the operation of the restaurant owned by Tenant shall remain Tenant's property; Tenant shall be responsible to obtain Tenant's own fire and casualty insurance to insure Tenant's personal property on the leased Premises.

      14.1 Shilo shall have no duty to repair any of Shilo's Restaurant Equipment, and Tenant shall take Shilo's Restaurant Equipment "AS IS." During the term of the Lease, Tenant shall maintain, repair and replace, as needed, and insure Shilo's Restaurant Equipment and shall return Shilo's Restaurant Equipment or the equivalent in as good a condition as such equipment is now in, reasonable wear and tear excepted, upon the expiration of this Lease or any extension thereof. None of Shilo's Restaurant Equipment shall be subjected to a lien, or sold or removed from the leased Premises without Shilo's consent. The parties acknowledge that, prior to Tenant taking possession of the premises under the Prior Lease, an inventory of Shilo's Restaurant Equipment was made under the terms of the Assignment. Such inventory shall continue to be the inventory of Shilo's Restaurant Equipment. In the event there are items of Shilo's Restaurant Equipment that were in the possession of Ciceron when Ciceron was a sub-tenant of Tenant and operating the lounge, and in the event any such items are missing, Tenant shall immediately notify Shilo in writing not later than August 15, 1994, so that an appropriate adjustment of the inventory can be made. In the event there are items of Shilo's Restaurant Equipment in the lounge that Tenant will not need, Tenant shall return such items to Shilo.

      14.2 The Replacement Reserve shall be one percent (1%) of Tenant's Gross Sales. The amount collected each month for the Replacement Reserve shall be deposited by Shilo, in Shilo's name, into an interest bearing bank account at a bank selected by Shilo. The interest earned on the Replacement Reserve shall be added to


Page 14. Restaurant Lease (Diamond Bar/Pomona) and become a part of the Replacement Reserve. The Replacement Reserve shall be used by Tenant to add to and/or replace Shilo's Restaurant Equipment as it becomes worn out, lost, obsolete, or damaged. Items purchased from the Replacement Reserve shall be subject to Shilo's approval, which shall not be unreasonably withheld. Tenant shall provide Shilo with invoices and receipts, containing a detailed description (including serial numbers where applicable) of the items purchased from the Replacement Reserve. Shilo shall reimburse Tenant from the Replacement Reserve for approved items purchased. Any items purchased by Tenant (or items for which Tenant is reimbursed) from funds from the Replacement Reserve shall be Shilo's property and shall be part of Shilo's Restaurant Equipment. Unless Shilo otherwise agrees, the Replacement Reserve shall not be used for the cost of maintenance of Shilo's Restaurant Equipment. Tenant hereby grants to Shilo a security interest in the Replacement Reserve to secure all of Tenants obligations under this Lease. Shilo shall provide Tenant will an annual summary accounting of the funds in the Replacement Reserve. Upon the termination of this Lease, and provided all payments and damages, if any, owing by Tenant to Shilo shall have been paid in full, any remaining funds in the Reserve Account shall be paid to Tenant.

      14.3 Tenant shall clearly identify to Shilo (and mark with Tenant's name) any items of furniture, fixtures or equipment owned by Tenant and brought upon and/or used in the operation of the Premises. Tenant shall supply Shilo with a list, not less frequently than annually, of the furniture, fixtures and equipment (personal effects, office supplies, and non-essential equipment of minor value excepted) owned by Tenant and used in or around the Premises.

      14.4 Shilo is aware Tenant has remodeled the restaurant and intends to remodel the lounge. Tenant shall submit to Shilo, for Shilo's approval, plans and specifications for the remodeling that Tenant intends to do in the lounge. All work to be done by or for Tenant in the lounge shall be done in a sound and wormanlike manner, in compliance with all applicable codes, laws, and regulations (including, but not limited to, the Americans with Disabilities
Act), in accordance with the agreed plans and specifications, free of defects and free of liens and encumbrances. Tenant shall hold Shilo harmless, and indemnify Shilo (including, but not limited to, attorneys fees and costs) from all lien claims with respect to all work and improvements done by Tenant. Unless otherwise agreed, all of the furniture, fixtures and equipment (the "FF&E") shall be new. Shilo acknowledges that some of the furniture and decor will be antiques. All materials and FF&E placed in or upon Premises shall be paid for in full by Tenant; there shall be no financed or leased materials or FF&E. Shilo shall not be required to sign any landlord's waiver. All of the work and FF&E incorporated into or brought on the Premises shall be left on the Premises and shall become the property of Shilo, and


Page 15. Restaurant Lease (Diamond Bar/Pomona) shall be left in good order and repair upon the termination of Tenant's tenancy for whatever reason. It is the intention of the parties that, in the event Tenant's tenancy terminates, any successor tenant or subtenant shall find on the Premises all of the FF&E necessary to operate the Premises as a restaurant and lounge. During the period of Tenant's tenancy, Tenant shall be entitled to claim the appropriate depreciation for income tax purposes on all of the improvements and FF&E for which Tenant has paid.

15. [deleted]

16. [language from Prior Lease deleted.] Tenant agrees not to solicit Shilo's employees to work for Tenant, or encourage such employees to leave Shilo's employment to work for Tenant.

17. Shilo, and its agents and representatives, shall, at any reasonable time, without prior notice, have the right to enter into or upon the leased Premises for the purpose of examining the condition thereof or any other lawful purposes, including for the purpose of doing a surprise audit.

18. Tenant shall not assign, transfer, sublet, pledge, hypothecate, or otherwise encumber or dispose of this Lease or the estate created in this Lease or in any interest in any portion of the same, or permit any person or persons, company or corporation to occupy the leased Premises or any part thereof, without the written consent of Shilo first being obtained. Shilo agrees not to unreasonably withhold consent. However, Shilo shall be entitled to require that any proposed transferee be an experienced, reputable, qualified and financially responsible restaurant operator willing to assume personal liability for the performance of the Lease. No consent to transfer shall release the liability of Tenant. In the event Tenant is a corporation, no transfer, or series of transfers, direct or indirect, of twenty-five percent (25%) or more of the shares of the corporation shall be permitted without Shilo's consent.

      18.1 Tenant shall be allowed to operate the lounge though a separate but affiliated corporation. Such corporation shall either be a subsidiary of Tenant, or be under common control with Tenant. Tenant shall remain fully liable to Shilo for the performance of any such sub-tenant.

      18.2 The fact that Shilo is allowing Tenant to operate the lounge through an affiliated sub-tenant shall not be construed, in any way, as any precedent or intention on Shilo's part to ever allow the lounge to be operated separately from the restaurant. Tenant agrees that Shilo shall have the absolute right to require that the restaurant and lounge remain under common control.


Page 16. Restaurant Lease (Diamond Bar/Pomona)

19. Fire and casualty damage shall be treated as follows:

      19.1 In the event of loss or damage by fire or other casualty to the building in which the leased Premises are located, the extent of which is less than fifty-five percent (55%) of the value of the structure, Shilo and Tenant agree to promptly restore the structure to a sound and usable condition. However, Shilo shall not be required to repair any fire or casualty damage unless and until Shilo receives the fire and casualty insurance proceeds from Shilo's lender; and if Shilo's lender elects to apply such proceeds to Shilo's loan on the building in which the leased Premises are located, Shilo shall not be required to repair the damage if Shilo elects not to, and Shilo may elect to terminate the Lease. Rental payments shall cease during the period the structure is materially damaged. "Materially damaged" shall mean damage or destruction to the structure to such extent that it is not practicable to continue business operations under such circumstances. In the event that the structure is not Materially Damaged, but there is damage to restaurant fixtures or equipment or inventory, or if there has been smoke damage to the structure and/or the restaurant/lounge area which can be cleaned or painted, then rental payments shall cease for a period of not more than thirty (30) days in which time Tenant shall make the repairs or replacements in the leased Premises made necessary by such damage.

      19.2 In the event such loss or damage to the structure shall be in excess of fifty-five percent (55%) of the value of the structure, Shilo may, at its option, either restore the building to the extent of the insurance proceeds available, or terminate this Lease as of the date of loss; without further liability to the Tenant except the return to the Tenant any unearned advance rental payments and funds, if any, held by Shilo but owing to Tenant. If loss or damage is in excess of fifty-five percent (55%), Shilo agrees to notify Tenant in writing within thirty (30) days after the occurrence of such destruction or casualty as to its intent to, or not to, rebuild.

20. Tenant shall not permit any lien of any kind, type or description to be placed or imposed upon the building in which the leased Premises are situated, or any part thereof, or the real estate on which it stands, or any of Shilo's Restaurant Equipment being used by Tenant.

21. Except for providing the insurance coverage as required by the terms of this Lease, neither Shilo nor Tenant shall be liable to the other for loss arising out of damage to or destruction of the leased Premises, or the building or the improvements of which the leased Premises are a part of or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims between Shilo and Tenant for


Page 17. Restaurant Lease (Diamond Bar/Pomona) any and all loss, however caused (except by the deliberate acts of the party causing the loss), are hereby waived. The absence of such liability shall exist whether or not the damage or destruction is caused by the negligence of either Shilo or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of Shilo and Tenant that fire and casualty insurance coverage required under the terms of this Lease shall provide reimbursement for any losses suffered and, further, that the insurance carriers shall not be entitled to subrogation under any circumstances (except wilful conduct) against either party to this Lease.

22. Tenant shall not overload the floors of the leased Premises in such a way as to cause any undue or serious stress or strain upon the building in which the leased Premises are located, or any part thereof. Shilo shall have the right at any time to call upon any competent engineer or architect, selected by Shilo, to decide whether the floors of the leased Premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof. In the event the decision of such engineer or architect so called upon is that, in his option, the stress or strain is such as to endanger or injure the building or any part thereof, then and in that event, Tenant agrees to immediately relieve such stress and strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to Shilo.

23. In case of the condemnation or appropriation of all or any substantial part of the leased Premises and/or the Hotel/Restaurant complex by any public or private corporation under the laws of eminent domain, this Lease may be terminated at the option of either party hereto upon twenty (20) days written notice to the other, and in that case, Tenant shall not be liable for rent after the date of Tenant's removal from the Premises. Tenant shall not share in any portion of Shilo's award of the condemnation funds, but Tenant may prosecute its own award for the value of its property and business interest lost. Shilo shall give Tenant prompt notice of any pending condemnation.

24. Time and strict performance of the provisions of this Lease agreement are of the essence. If Tenant shall be in arrears in any payment due to Shilo for a period of ten (10) days after the same becomes due, or if Tenant shall fail or neglect to do, keep, perform, or observe any of the covenants and agreements contained herein on Tenant's part to be done, kept, performed, or observed, and such failure shall continue for ten (10) days or more after written notice of such failure or neglect shall be given to Tenant, or if Tenant shall be declared bankrupt or insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if on the expiration of this Lease, Tenant fails to surrender possession of the leased Premises, then and in any of such events, Shilo, or these having the lessor's


Page 18. Restaurant Lease (Diamond Bar/Pomona) estate in the leased Premises lawfully, may, at his or their option, immediately or any time thereafter, without demand or notice, repossess the same as lessor's estate, and expel Tenant and those claiming by, through, or under Tenant, and take over Tenant's effects continuing the operation in any manner as to Shilo may seem expedient, without prejudice to any remedy which Shilo has under the terms of this Lease or otherwise at law or in equity. It is the intention of this Lease that Shilo shall have all remedies for breach of a lease as shall be allowed under the laws of the State of California, and such remedies shall be cumulative to the extent permitted by law. No expulsion of Tenant from the leased Premises shall release Tenant from personal liability hereunder.

25. Tenant's interest under this Lease shall be and is subordinate to any mortgage, trust deed or other security device on the Hotel/Restaurant and/or Shilo's Restaurant Equipment as shall now exist or as shall hereafter be created by Shilo. Tenant shall promptly execute such subordination agreements as Shilo or Shilo's present lender or any future lender may reasonably request, subject however, to Tenant's right to remain in possession of the leased Premises, as long as Tenant performs this Lease as agreed, despite any defaults by Shilo under any financing secured by the Hotel and/or Shilo's Restaurant Equipment.

26. In the event any suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this Lease, or to collect the rental which may become due hereunder, or any portion thereof, or to interpret the terms of this Lease, the prevailing party will be entitled to, in addition to its costs and disbursements provided by statute, such additional sum as the court may adjudge reasonable for attorney fees in such suit or action, including any appeal therein.

27. Upon expiration of the term of this Lease, Tenant shall deliver the leased Premises and Shilo's Restaurant Equipment to Shilo in as good condition as Tenant shall have received the same, reasonable wear and tear excepted.

28. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by certified mail, return receipt requested, to Tenant at the address of the leased Premises, and to Shilo at the address then fixed for the payment of rent, and either party may, by like notice at any time and from time to time, designate a different address to which notice shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed or hand delivered. Any notices by either party intended to comply with the formal terms of this Lease given by facsimile transmission shall be followed within twenty-four (24) hours with a copy of the document by mail or hand delivery. Verbal notices given by Tenant to Shilo (including, but not limited to, conversations with the Hotel manager or other


Page 19. Restaurant Lease (Diamond Bar/Pomona) members of the Hotel staff) shall not be sufficient notice to comply with this paragraph.

29. All rights, remedies and liabilities herein given or imposed upon either of the parties hereto shall extend to and inure to the benefit of and bind as the circumstances may require, their respective heirs, executors, administrators and successors, and, insofar as this Lease is assignable by the terms hereof, to the assigns of such parties.

30. Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Shilo and Tenant or between Shilo and any other party, or cause Shilo to be responsible in any way for the debts or obligations of Tenant or any other party.

31. Shilo is entering into this Lease with Tenant based in part upon Tenant's commitment that Alan Mayer shall be personally involved in the day-to-day management of the Restaurant, and will be present and in charge of the Restaurant most of the time during operating hours.

32. [deleted]

33. Tenant shall have its laundry done by an outside service. The Hotel's laundry shall have no obligation to do any of Tenant's laundry.

34. Shilo and Tenant have adequate legal counsel and have read and fully understand all of the terms and conditions contained in this Lease agreement. This Lease shall be construed as if both parties had participated equally in its drafting, and neither party shall be entitled to any presumption by reason of the source of the drafting.

35. As long as Tenant is not in default under this lease, Shilo agrees to give Tenant the first opportunity to negotiate with Shilo for a lease of the Premises for an additional ten (10) years. If Tenant wishes to obtain a lease for an additional term, Tenant shall give notice to Shilo in writing not later than six
(6) months prior to the expiration of this Lease. The rental and other terms of any lease for an additional term shall be subject to negotiation between Tenant and Shilo. Neither Tenant nor Shilo commits themselves to what the terms of the lease for an additional term would be, but both parties pledge their best efforts to negotiate in good faith to reach a mutually satisfactory agreement.

36. Dispute Resolution

        36.1 In the event of any dispute or claim between the parties arising out of this Lease agreement, the parties agree to attempt to first resolve the matter through negotiation. In the event the parties cannot settle the matter through negotiation, the


Page 20. Restaurant Lease (Diamond Bar/Pomona) parties agree to mediate the dispute or claim through an independent, trained mediator; if the dispute or claim cannot be settled by non-binding mediation, the parties agree to resolve the dispute or claim by binding arbitration through an arbitrator.

      36.2 The mediator and/or arbitrator shall be provided by the American Arbitration Association or the United States Arbitration & Mediation of Oregon, or another mediation or arbitration service mutually selected by the parties. The mediation and/or arbitration will be done under the mediation and arbitration rules of the service selected.

      36.3 The costs of any mediation and/or arbitration shall be split equally by the parties. Unless the parties agree on a different location, the mediation and/or arbitration shall take place in Portland, Oregon.

      35.4 The prevailing party in any arbitration shall be entitled to its attorneys' fees, if applicable. The arbitrator shall determine the prevailing party.


Dated effective July 1, 1994, this 13th day of May, 1996.


SHILO MANAGEMENT CORPORATION                          LAD RESTAURANTS, INC.


by /s/ John P. Kneeland                               by /s/ Joyce Koulouvaris
       ----------------                                      -----------------
       John P. Kneeland                                      Joyce Koulouvaris
       Vice-President                                        President


LEASE FORMS/LAD-POM.794


Page 21. Restaurant Lease (Diamond Bar/Pomona)

SHILO INN - POMONA, CALIFORNIA (160 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED
8-31-96 (actual)



                                      1991                1992                1993
REVENUE                            (actual)       %    (actual)       %    (actual)       %

   Guest Room                    $1,854,394   90.7%  $1,646,545   93.2%  $1,401,632   91.7%
   Restaurant Rent                  104,978    5.1%      66,673    3.8%      63,543    4.2%
   Telephone                         58,466    2.9%      39,751    2.3%      35,047    2.3%
   Meeting/Banquet Room               1,011    0.0%          86    0.0%      17,677    1.2%
   Fax                                3,516    0.2%       1,174    0.1%         571    0.0%
   Valet                              6,178    0.3%       3,650    0.2%       3,806    0.2%
   Video                                777    0.0%         769    0.0%         535    0.0%
   Sports and Athletics                   0    0.0%           0    0.0%           0    0.0%
   Vending Machines                   6,280    0.3%       2,922    0.2%       3,132    0.2%
   Guest laundry/Soap                 2,400    0.1%       1,412    0.1%         990    0.1%
   Miscellaneous                      6,381    0.3%       3,471    0.2%       1,055    0.1%

                                 -------------------  ------------------  -----------------
TOTAL REVENUE                     2,044,381  100.0%   1,766,453  100.0%   1,527,988  100.0%
                                 -------------------  ------------------  -----------------

OPERATING EXPENSE

PAYROLL & RELATED EXPENSE
   Managers                          31,549    1.5%      31,587    1.8%      25,208    1.6%
   Front Desk                        75,941    3.7%      60,605    3.4%      49,904    3.3%
   Bookkeeper/Auditor                24,422    1.2%      21,060    1.2%      21,079    1.4%
   Head Housekeeper                  21,073    1.0%      19,028    1.1%      16,209    1.1%
   Housekeeper - Rooms               67,96l    3.3%      54,822    3.1%      45,496    3.0%
   Housekeeper - Other                  946    0.0%       1,318    0.1%       5,049    0.3%
   Laundry                           32,146    1.6%      22,684    1.3%      11,777    0.8%
   Guest Services                    60,834    3.0%      55,100    3.1%      51,307    3.4%
   Sales & Marketing                 30,807    1.5%      26,113    1.5%      26,958    1.8%
   Security                          15,724    0.8%       8,266    0.5%       6,742    0.4%
   Maintenance                       27,248    1.3%      29,107    1.6%      23,399    1.5%
   Ground Maintenance                10,500    0.5%      11,051    0.6%      14,176    0.9%
   Windows/Carpets                      300    0.0%       1,824    0.1%       3,612    0.2%
   Bonuses                                0    0.0%           0    0.0%       1,750    0.1%
   Payroll Taxes                    122,776    6.0%      96,979    5.5%      36,948    2.4%
   Workers' Comp                          0    0.0%           0    0.0%      33,177    2.2%
   Workers' Comp Claims                   0    0.0%           0    0.0%           0    0.0%
   Health Insurance                  41,927    2.1%      32,626    1.8%      30,106    2.0%
   Medical                                0    0.0%           0    0.0%           0    0.0%
   Uniforms/Cleaning                    374    0.0%         421    0.0%         370    0.0%
   Other                                392    0.0%         750    0.0%         191    0.0%
                                 -------------------  ------------------  -----------------
     TOTAL PAYROLL                  564,920   27.6%     473,341   26.8%     403,458   26.4%
                                 -------------------  ------------------  -----------------

                                                                         For The
                                                                      12 Months Ended
                                    1994               1995              8-31-96
REVENUE                          (actual)       %    (actual)      %     (actual)       %

   Guest Room                     $1,537,164   91.2%  $1,519,086  89.1%   $1,496,387   87.3%
   Restaurant Rent                    44,028    2.6%      61,424   3.6%       67,876    4.0%
   Telephone                          44,929    2.7%      51,407   3.0%       53,57l    3.1%
   Meeting/Banquet Room               44,174    2.6%      45,356   2.7%       60,263    3.5%
   Fax                                   720    0.0%       1,062   0.1%          811    0.0%
   Valet                               4,329    0.3%       4,472   0.3%        4,136    0.2%
   Video                                 572    0.0%         439   0.0%          550    0.0%
   Sports and Athletics                    0    0.0%           0   0.0%            0    0.0%
   Vending Machines                    6,198    0.4%       4,643   0.3%        5,127    0.3%
   Guest laundry/Soap                  2,615    0.2%       1,905   0.1%        1,863    0.1%
   Miscellaneous                         578    0.0%      14,328   0.8%       24,083    1.4%

                                  -------------------  ------------------  -----------------
      TOTAL REVENUE                1,685,307  100.0%   1,704,122 100.0%    1,714,667  100.0%
                                  -------------------  ------------------  -----------------

OPERATING EXPENSE

PAYROLL & RELATED EXPENSE
   Managers                           24,866    1.5%      23,003   1.3%       28,258    1.6%
   Front Desk                         72,775    4.3%      82,713   4.9%       86,122    5.0%
   Bookkeeper/Auditor                 23,424    1.4%      23,388   1.4%       25,623    1.5%
   Head Housekeeper                   24,118    1.4%      31,147   1.8%       32,444    1.9%
   Housekeeper- Rooms                 56,117    3.3%      56,580   3.3%       58,960    3.4%
   Housekeeper - Other                 5,590    0.3%       5,712   0.3%        6,001    0.3%
   Laundry                            11,432    0.7%       9,448   0.6%       11,252    0.7%
   Guest Services                     66,396    3.9%      73,624   4.3%       77,361    4.5%
   Sales & Marketing                  52,012    3.1%      55,362   3.2%       58,411    3.4%
   Security                           24,001    1.4%      26,504   1.6%       27,617    1.6%
   Maintenance                        32,791    1.9%      26,659   1.6%       28,607    1.7%
   Ground Maintenance                 29,112    1.7%      22,532   1.3%       23,623    1.4%
   Windows/Carpets                     6,066    0.4%       2,082   0.1%        3,618    0.2%
   Bonuses                             2,781    0.2%       2,200   0.1%        3,012    0.2%
   Payroll Taxes                      47,968    2.8%      49,177   2.9%       51,884    3.0%
   Workers' Comp                      50,331    3.0%      47,636   2.8%       50,693    3.0%
   Workers' Comp Claims               11,274    0.7%         793   0.0%        2,153    0.1%
   Health Insurance                   38,737    2.3%      37,891   2.2%       40,491    2.4%
   Medical                               260    0.0%           0   0.0%            6    0.0%
   Uniforms/Cleaning                     140    0.0%          22   0.0%          206    0.0%
   Other                               2,407    0.1%         332   0.0%          525    0.0%
                                  -------------------  ------------------  -----------------
     TOTAL PAYROLL                   582,598   34.6%     576,805  33.8%      616,861   36.0%
                                  -------------------  ------------------  -----------------

SHILO INN - POMONA, CALIFORNIA (160 units)                                PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual) FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                   1991                1992                1993
                                (actual)       %    (actual)       %    (actual)       %
UTILITIES
Electricity                       82,234    4.0%      85,039    4.8%      67,834    4.4%
Gas                               23,159    1.1%      16,918    1.0%      16,221    1.1%
Telephone                         46,125    2.3%      31,619    1.8%      32,129    2.1%
Water                             14,403    0.7%      14,672    0.8%      13,865    0.9%
Garbage                            3,500    0.2%       3,588    0.2%       3,734    0.2%
Sewer                                467    0.0%         413    0.0%         370    0.0%
                              -------------------  ------------------  -----------------
      TOTAL UTILITIES            169,888    8.3%     152,249    8.6%     134,153    8.8%
                              -------------------  ------------------  -----------------

ADVERTISING
   Advertising                         0    0.0%           0    0.0%           0    0.0%
   Airport Advertising             3,608    0.2%       2,885    0.2%       2,726    0.2%
   Billboards                      5,309    0.3%       1,112    0.1%           0    0.0%
   Highway Logos                      50    0.0%          50    0.0%          50    0.0%
   Radio Media                     2,000    0.1%           0    0.0%         157    0.0%
   Radio Tradeouts                 5,249    0.3%       3,053    0.2%       5,375    0.4%
   TV Media                            0    0.0%           0    0.0%           0    0.0%
   TV Tradeouts                    4,254    0.2%       2,041    0.1%       2,178    0.1%
   Brochures/Postcards             4,188    0.2%       1,829    0.1%       1,944    0.1%
   Brochures/Tradout                   0    0.0%           0    0.0%           0    0.0%
   Yellow Pages                    7,233    0.4%      12,850    0.7%      11,669    0.8%
   Newspaper Ads                       0    0.0%         428    0.0%         202    0.0%
   Magazine Ads                    8,102    0.4%       6,633    0.4%       8,218    0.5%
   Magazine Tradeouts                652    0.0%       1,540    0.1%         158    0.0%
   Property Ads                      310    0.0%       1,440    0.1%       2,435    0.2%
   Advertising Tradeouts Other       480    0.0%       1,978    0.1%       1,590    0.1%
   Sports Events/Tradeouts             0    0.0%           0    0.0%         643    0.0%
   Sports Sponsorship                300    0.0%           0    0.0%          75    0.0%
   Displays                          680    0.0%         693    0.0%           0    0.0%
   Local Events Promotion              0    0.0%         377    0.0%       2,890    0.2%
   Travel Guides/Directories           0    0.0%           0    0.0%       4,342    0.3%
   Promotional Items                   0    0.0%           0    0.0%         979    0.1%
   Advertising & Promotion         3,959    0.2%       1,746    0.1%      17,670    1.2%
   Travel Agents                  29,917    1.5%      22,685    1.3%      19,832    1.3%
   Marketing                       4,127    0.2%       2,072    0.1%          49    0.0%
   Taxi & Limo                     1,125    0.1%         244    0.0%         325    0.0%
                              -------------------  ------------------  -----------------
      TOTAL ADVERTISING           81,545    4.0%      63,656    3.6%      83,507    5.5%
                              -------------------  ------------------  -----------------

                                                                        For The
                                                                     12 Months Ended
                                   1994               1995              8-31-96
                                (actual)       %    (actual)      %     (actual)       %

Electricity                       78,699    4.7%      71,920   4.2%      73,860    4.3%
Gas                               19,024    1.1%      13,996   0.8%      13,940    0.8%
Telephone                         28,698    1.7%      28,203   1.7%      29,733    1.7%
Water                             17,057    1.0%      14,120   0.8%      16,715    1.0%
Garbage                            4,257    0.3%       4,458   0.3%       4,532    0.3%
Sewer                                533    0.0%       2,878   0.2%       2,748    0.2%
                              -------------------  ------------------  -----------------
      TOTAL UTILITIES            148,268    8.8%     135,575   8.0%     141,528    8.3%
                              -------------------  ------------------  -----------------

ADVERTISING
   Advertising                       600    0.0%           0   0.0%           0    0.0%
   Airport Advertising             3,324    0.2%       2,461   0.1%       3,021    0.2%
   Billboards                          0    0.0%         534   0.0%         411    0.0%
   Highway Logos                     123    0.0%          98   0.0%          74    0.0%
   Radio Media                         0    0.0%           0   0.0%           0    0.0%
   Radio Tradeouts                 7,227    0.4%       6,410   0.4%       5,632    0.3%
   TV Media                          255    0.0%           0   0.0%           0    0.0%
   TV Tradeouts                    2,975    0.2%       2,681   0.2%       2,473    0.1%
   Brochures/Postcards             1,602    0.1%       7,077   0.4%       2,482    0.1%
   Brochures/Tradout                   0    0.0%           0   0.0%           0    0.0%
   Yellow Pages                    6,835    0.4%       6,751   0.4%       6,061    0.4%
   Newspaper Ads                      25    0.0%         269   0.0%         156    0.0%
   Magazine Ads                    4,567    0.3%         695   0.0%       1,219    0.1%
   Magazine Tradeouts                  0    0.0%         150   0.0%          96    0.0%
   Property Ads                      548    0.0%           0   0.0%           0    0.0%
   Advertising Tradeouts Other         0    0.0%          75   0.0%          68    0.0%
   Sports Events/Tradeouts         2,934    0.2%         550   0.0%       1,112    0.1%
   Sports Sponsorship              1,500    0.1%         175   0.0%         877    0.1%
   Displays                          825    0.0%      21,705   0.2%       1,366    0.1%
   Local Events Promotion            597    0.0%           0   0.0%           0    0.0%
   Travel Guides/Directories       6,534    0.4%       2,868   0.2%       2,069    0.1%
   Promotional Items               1,864    0.1%         109   0.0%       1,252    0.1%
   Advertising & Promotion        18,217    1.1%       8,823   0.5%      10,098    0.6%
   Travel Agents                  22,741    1.3%      38,023   2.2%      35,296    2.1%
   Marketing                         425    0.0%         954   0.1%       1,002    0.1%
   Taxi & Limo                       553    0.0%         231   0.0%         327    0.0%
                              -------------------  ------------------  -----------------
      TOTAL ADVERTISING           84,271    5.0%      81,639   4.8%      75,092    4.4%
                              -------------------  ------------------  -----------------

SHILO INN - POMONA, CALIFORNIA (160 units)                               PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED
8-31-96 (actual)



                                      1991                1992                1993
                                    (actual)       %    (actual)       %    (actual)     %

SUPPLIES
   Linen                             12,177    0.6%      11,355    0.6%       1,816    0.1%
   Bathroom                           8,560    0.4%       3,997    0.2%       7,652    0.5%
   Cleaning                          13,835    0.7%       8,729    0.5%       9,138    0.6%
   Continental Breakfast             18,378    0.9%      19,720    1.1%      19,971    1.3%
   Office                             4,498    0.2%       2,113    0.1%       3,704    0.2%
   Operating                         11,247    0.6%       9,192    0.5%       6,480    0.4%
   Replacements                       5,863    0.3%         404    0.0%       1,127    0.1%
   Guest Amenity                      6,554    0.3%       7,247    0.4%       5,207    0.3%
                                    -------------------  ------------------  -----------------
      TOTAL SUPPLIES                 81,112    4.0%      62,757    3.6%      55,095    3.6%
                                    -------------------  ------------------  -----------------

REPAIRS & MAINTENANCE
   Carpet, Draperies & Furniture        144    0.0%       1,430    0.1%       1,090    0.1%
   Elevators                          8,601    0.4%       6,283    0.4%       6,738    0.4%
   Landscaping                        3,142    0.2%       1,933    0.1%       2,881    0.2%
   Painting & Wallpaper               1,676    0.1%         255    0.0%         380    0.0%
   Pool                               9,656    0.5%       7,441    0.4%       6,186    0.4%
   Telephone                          4,317    0.2%       1,432    0.1%       1,343    0.1%
   TV Cable & Satellite              20,054    1.0%      17,800    1.0%      16,652    1.1%
   Pest Control                       3,635    0.2%       2,172    0.1%       2,410    0.2%
   Janitorial Services                  895    0.0%         633    0.0%         400    0.0%
   Plumbing                           3,987    0.2%       1,998    0.1%       1,120    0.1%
   Electrical                         4,158    0.2%       2,817    0.2%       3,983    0.3%
   Heating Ventilation Cooling          715    0.0%       3,610    0.2%       1,330    0.1%
   Sign                               4,456    0.2%       3,393    0.2%       2,054    0.1%
   Keys & Locks                       2,620    0.1%         588    0.0%       1,292    0.1%
   Laundry/Housekeeping               1,712    0.1%         754    0.0%         793    0.1%
   Photo Copier                       1,380    0.1%         642    0.0%         210    0.0%
   Micros Register                    3,651    0.2%       2,954    0.2%       1,580    0.1%
   Tools & Supplies                  22,488    1.1%      13,736    0.8%       6,935    0.5%
   Maintenance and Repairs           13,675    0.7%       7,130    0.4%       1,552    0.1%
   Contract Labor Repair                  0    0.0%           0    0.0%       3,835    0.3%
                                   -------------------  ------------------  -----------------
      TOTAL REPAIRS & MAINTENANCE   110,962    5.4%      77,001    4.4%      62,764    4.1%
                                   -------------------  ------------------  -----------------

                                                                        For The
                                                                     12 Months Ended
                                   1994               1995              8-31-96
                                (actual)       %    (actual)      %     (actual)       %

SUPPLIES
   Linen                              4,657    0.3%       3,973   0.2%       5,395    0.3%
   Bathroom                           5,832    0.3%       8,664   0.5%      10,872    0.6%
   Cleaning                          14,079    0.8%      15,857   0.9%      16,329    1.0%
   Continental Breakfast              9,857    0.6%      13,828   0.8%      11,583    0.7%
   Office                             3,862    0.2%       3,819   0.2%       4,985    0.3%
   Operating                         10,526    0.6%      10,226   0.6%      12,140    0.7%
   Replacements                      10,752    0.6%       4,021   0.2%      10,869    0.6%
   Guest Amenity                      5,971    0.4%       5,649   0.3%       5,864    0.3%
                                 -------------------  ------------------  -----------------
      TOTAL SUPPLIES                 65,536    3.9%      66,037   3.9%      78,037    4.6%
                                 -------------------  ------------------  -----------------

REPAIRS & MAINTENANCE
   Carpet, Draperies & Furniture      1,364    0.1%         457   0.0%         659    0.0%
   Elevators                          6,654    0.4%       7,605   0.4%       6,952    0.4%
   Landscaping                        2,532    0.2%         156   0.0%       1,550    0.1%
   Painting & Wallpaper                  59    0.0%       1,250   0.1%         844    0.0%
   Pool                               6,729    0.4%       4,857   0.3%       5,219    0.3%
   Telephone                            526    0.0%           0   0.0%         662    0.0%
   TV Cable & Satellite              19,819    1.2%      14,068   0.8%      15,361    0.9%
   Pest Control                       2,966    0.2%       3,794   0.2%       2,946    0.2%
   Janitorial Services                  550    0.0%       1,350   0.1%         887    0.1%
   Plumbing                           2,099    0.1%       3,055   0.2%       4,219    0.2%
   Electrical                           656    0.0%       1,593   0.1%         944    0.1%
   Heating Ventilation Cooling          117    0.0%       2,396   0.1%       1,634    0.1%
   Sign                               1,150    0.1%       2,407   0.1%       1,120    0.1%
   Keys & Locks                       2,722    0.2%         960   0.1%       1,308    0.1%
   Laundry/Housekeeping               1,704    0.1%       1,131   0.1%       1,002    0.1%
   Photo Copier                         832    0.0%       1,306   0.1%       1,690    0.1%
   Micros Register                    2,602    0.2%       1,562   0.1%       1,152    0.1%
   Tools & Supplies                   7,967    0.5%       8,653   0.5%       6,587    0.4%
   Maintenance and Repairs           21,025    1.2%       1,987   0.1%       2,626    0.2%
   Contract Labor Repair              2,677    0.2%       2,165   0.1%       1,936    0.1%
                                 -------------------  ------------------  -----------------
      TOTAL REPAIRS & MAINTENANCE    84,770    5.0%      60,752   3.6%      59,298    3.5%
                                 -------------------  ------------------  -----------------

SHILO INN - POMONA, CALIFORNIA (160 units)                                PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED
8-31-96 (actual)



                                   1991                1992                1993
                                (actual)       %    (actual)       %    (actual)       %

   OTHER OPERATING EXPENSES
   Sales/Use/Taxes                   33,986     1.7%      26,513    1.6%     22,269    1.5%
   Credit Card Discounts             37,364     1.8%      30,586    1.7%     24,275    1.6%
   Telecheck                          1,443     0.1%       1,134    0.1%        999    0.1%
   Bad Debts                          2,679     0.1%       7,283    0.4%      2,637    0.2%
   Cash Over/Short                    1,528     0.1%      (1,751)  -0.1%     (1,760)  -0.1%
   Administrative Telephone              76     0.0%           0    0.0%      1,059    0.1%
   Security Services                      0     0.0%           0    0.0%      4,336    0.3%
   Comps                                  0     0.0%           0    0.0%       (158)  -0.0%
   Coin-op Laundry Services               0     0.0%         201    0.0%        163    0.0%
   Dry Cleaning, Valet                4,723     0.2%         816    0.0%      3,782    0.2%
   Flowers                            1,060     0.1%         527    0.0%      1,700    0.1%
   Video Rentals                        876     0.0%         886    0.1%        489    0.0%
   Vending Machine Maintenance        1,537     0.1%       1,498    0.1%      1,947    0.1%
   Bank fees                          1,622     0.1%       1,116    0.1%      2,367    0.2%
   Equipment Rental                   4,287     0.2%       2,849    0.2%      2,453    0.2%
   Licenses and
     Miscellaneous Taxes              2,264     0.1%       2,482    0.1%      2,838    0.2%
   Vehicle Repair & Maintenance       8,517     0.4%       6,721    0.4%      9,535    0.6%
   Auto & Travel                     12,393     0.6%      11,294    0.6%     12,348    0.8%
   Business Meals                     3,897     0.2%       2,760    0.2%      3,689    0.2%
   Training/Seminars                    875     0.0%         118    0.1%        520    0.0%
   Staff Travel Telephone               709     0.0%         263    0.0%         84    0.0%
   Theft Loss                             0     0.0%         600    0.0%          0    0.0%
   Insurance Settlement - Theft           0     0.0%           0    0.0%          0    0.0%
   Miscellaneous -
     Resale/Services                  3,336     0.2%       2,515    0.1%      3,969    0.3%
   Attorney Fees                          0     0.0%         179    1.0%      1,573    0.1%
   Professional Fees                  1,017     0.0%       2,469    0.1%     20,363    1.3%
   Dues & Subscriptions               1,917     0.1%         954    0.1%        840    0.1%
   Charitable Contributions               0     0.0%           0    0.0%          0    0.0%
   Political Contributions                0     0.0%           0    0.0%        100    0.0%
Restaurant Expenses                       0     0.0%           0    0.0%      9,848    0.6%
                                  -------------------  ------------------  -----------------
   TOTAL OTHER
   OPERATING EXPENSE                126,106     6.2%     104,013    5.9%    132,265    8.7%
                                  -------------------  ------------------  -----------------
     TOTAL OPERATING EXPENSE      1,134,533    55.5%     933,017   52.8%    871,242   57.0%
                                  -------------------  ------------------  -----------------
     TOTAL OPERATING INCOME         909,848    44.5%     833,436   47.2%    656,746   43.0%
                                  ------------------   -----------------   -----------------

OTHER EXPENSE

   Insurance                         22,498     1.1%      15,271    0.9%     18,391    1.2%
   Insurance Claims                       0     0.0%           0    0.0%        109    0.0%
   Property Tax                     112,408     5.5%     123,034    7.0%     85,254    5.6%
   Office Overhead                  102,219     5.0%      88,323    5.0%     76,399    5.0%
                                  -------------------  ------------------  -----------------
      TOTAL OTHER EXPENSE           237,125    11.6%     226,628   12.8%    180,153   11.8%
                                  -------------------  ------------------  -----------------
      NET OPERATING INCOME         $672,723    32.9%    $606,808   34.4%   $476,593   31.2%
                                  -------------------  ------------------  -----------------

                                                                           For The
                                                                        12 Months Ended
                                      1994               1995              8-31-96
                                   (actual)       %    (actual)      %     (actual)      %

OTHER OPERATING EXPENSES
   Sales/Use/Taxes                      29,502    1.8%      30,307   1.8%     28,319    1.7%
   Credit Card Discounts                25,935    1.5%      26,142   1.5%     25,136    1.5%
   Telecheck                             1,440    0.1%       2,034   0.1%      1,851    0.1%
   Bad Debts                             4,591    0.3%       3,907   0.2%      2,846    0.2%
   Cash Over/Short                         529    0.0%         604   0.0%        750    0.0%
   Administrative Telephone                  0    0.0%         808   0.1%        621    0.0%
   Security Services                     4,847    0.3%       7,697   0.5%      5,106    0.3%
   Comps                                     0    0.0%         808   0.0%        714    0.0%
   Coin-op Laundry Services                196    0.0%         849   0.0%        633    0.0%
   Dry Cleaning, Valet                   4,806    0.3%       4,836   0.3%      6,147    0.4%
   Flowers                                 610    0.0%          11   0.0%        553    0.0%
   Video Rentals                             0    0.0%           0   0.0%          0    0.0%
   Vending Machine Maintenance           3,425    0.2%       3,806   0.2%      3,163    0.2%
   Bank Fees                               271    0.0%         537   0.0%        646    0.0%
   Equipment Rental                      4,882    0.3%       2,926   0.2%      3,169    0.2%
   Licenses and
     Miscellaneous Taxes                 2,924    0.2%       2,984   0.2%      3,216    0.2%
   Vehicle Repair & Maintenance         15,207    0.9%      18,692   1.1%     15,205    0.9%
   Auto & Travel                        11,327    0.7%       8,864   0.5%     11,362    0.7%
   Business Meals                        1,932    0.1%         671   0.0%        884    0.1%
   Training/Seminars                        30    0.0%          28   0.0%         55    0.0%
   Staff Travel Telephone                   59    0.0%          91   0.0%        102    0.0%
   Theft Loss                                0    0.0%           0   0.0%          0    0.0%
   Insurance Settlement - Theft              0    0.0%           0   0.0%          0    0.0%
   Miscellaneous -
     Resale/Services                     4,420    0.3%       1,220   0.1%      2,014    0.1%
   Attorney Fees                         3,021    0.2%       1,509   0.1%      1,688    0.1%
   Professional Fees                     9,170    0.5%         630   0.0%      1,326    0.1%
   Dues & Subscriptions                  1,160    0.1%       2,246   0.1%      2,554    0.1%
   Charitable Contributions                  0    0.0%           0   0.0%          0    0.0%
   Political Contributions                   0    0.0%           0   0.0%          0    0.0%
   Restaurant Expenses                  10,210    0.6%       1,725   0.1%        861    0.1%
                                     -----------------  -----------------  -----------------
      TOTAL OTHER
      OPERATING EXPENSE                140,494    8.3%     123,932   7.3%    118,921    6.9%
                                     -----------------  -----------------  -----------------
        TOTAL OPERATING EXPENSE      1,105,937   65.6%   1,044,740  61.3%  1,089,737   63.6%
                                     -----------------  -----------------  -----------------
        TOTAL OPERATING INCOME         579,370   34.4%     659,382  38.7%    624,930   36.4%
                                     -----------------  -----------------  -----------------

OTHER EXPENSE

   Insurance                            17,915    1.1%      20,262   1.2%     21,462    1.3%
   Insurance Claims                          0    0.0%           0   0.0%          0    0.0%
   Property Tax                         90,093    5.3%      90,686   5.3%     94,753    5.5%
   Office Overhead                      84,265    5.0%      85,206   5.0%     85,733    5.0%
                                     -----------------  -----------------  -----------------
      TOTAL OTHER EXPENSE              192,273   11.4%     196,154  11.5%    201,948   11.8%
                                     -----------------  -----------------  -----------------
      NET OPERATING INCOME            $387,097   23.0%    $463,228  27.2%   $422,982   24.7%
                                     -----------------  -----------------  -----------------

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                     Los Angeles East
                               JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                   OCCUPANCY              ROOM RATE               ROOM SUPPLY                 ROOM DEMAND
                  --------------------    ---------------------   -----------------------     -------------------------
                  CURRENT  PRIOR     %     CURRENT PRIOR   %       CURRENT   PRIOR    %        CURRENT   PRIOR      %
YEAR MONTH        YEAR     YEAR    CHNG    YEAR    YEAR    CHNG    YEAR      YEAR     CHNG     YEAR      YEAR       CHNG
---- -----        ----     ----    ----    ----    ----    ----    ----      ----     ----     ----      ----       ----
1990  January     59.7     61.9   -3.6    48.19   49.93    -3.5    239816     223975   7.1     143124     138740   3.2
1990  February    66.4     66.3     .2    48.31   49.44    -2.3    216608     202300   7.1     143867     134180   7.2
1990  March       65.8     67.0   -1.8    47.92   46.96     2.0    248961     223975  11.2     163912     150140   9.2
1990  April       62.8     67.0   -6.3    48.27   48.13      .3    240930     220680   9.2     151276     147841   2.3
1990  May         60.5     62.1   -2.6    48.21   45.93     5.0    248961     228036   9.2     150566     141546   6.4
1990  June        65.8     66.9   -1.6    48.77   45.25     7.8    240930     226560   6.3     158493     151556   4.6
1990  July        63.4     64.0    -.9    47.39   45.77     3.5    248961     234112   6.3     157961     149765   5.5
1990  August      65.5     65.8    -.5    47.69   46.01     3.7    251813     234112   7.6     165045     154154   7.1
1990  September   67.7     66.7    1.5    47.15   46.15     2.2    245100     226560   8.2     166035     151088   9.9
1990  October     64.2     65.7   -2.3    48.55   47.32     2.6    253270     234112   8.2     162623     153709   5.8
1990  November    57.7     63.0   -8.4    48.42   46.74     3.6    248310     226560   9.6     143188     142735    .3
1990  December    53.0     58.7   -9.7    47.34   45.08     5.0    261330     234112  11.6     138626     137445    .9
                  -----------------------------------------------------------------------------------------------------
      TOTAL 1990  62.6     64.6   -3.1    48.01   46.86     2.5   2944990    2715094   8.5    1844716    1752899   5.2

     ROOM SAMPLE PERCENT - 47.6%     Number of Sample Properties -   32  Number of Census Properties -  97

1991  January     56.5     59.7   -5.4    48.88   48.19     1.4    262260     239816   9.4     148121     143124   3.5
1991  February    59.1     66.4  -11.0    48.03   48.31     -.6    236880     216608   9.4     139970     143867  -2.7
1991  March       59.3     65.8   -9.9    47.91   47.92     -.0    262260     248961   5.3     155624     163912  -5.1
1991  April       59.3     62.8   -5.6    49.12   48.27     1.8    253800     240930   5.3     150484     151276   -.5
1991  May         58.5     60.5   -3.3    48.37   48.21      .3    262260     248961   5.3     153505     150566   2.0
1991  June        58.4     65.8  -11.2    48.84   48.77      .1    253800     240930   5.3     148105     158493  -6.6
1991  July        58.9     63.4   -7.1    47.80   47.39      .9    262260     248961   5.3     154451     157961  -2.2
1991  August      65.0     65.5    -.8    47.80   47.69      .2    262260     251813   4.1     170586     165045   3.4
1991  September   59.2     67.7  -12.6    49.05   47.15     4.0    253800     245100   3.5     150206     166035  -9.5
1991  October     58.7     64.2   -8.6    46.71   48.55    -3.8    262260     253270   3.5     154051     162623  -5.3
1991  November    54.9     57.7   -4.9    48.01   48.42     -.8    253800     248310   2.2     139331     143188  -2.7
1991  December    50.4     53.0   -4.9    46.98   47.34     -.8    262260     261330    .4     132290     138626  -4.6
                  -----------------------------------------------------------------------------------------------------
TOTAL 1991        58.2     62.6   -7.0    48.13   48.01      .2   3087900    2944990   4.9    1796724    1844716  -2.6

     ROOM SAMPLE PERCENT -  43.4%         Number of Sample Properties -  28      Number of Census Properties -  98

                       ROOM REVENUE

                       CURRENT     PRIOR   %
YEAR MONTH             YEAR        YEAR    CHNG
---- --------------  ---------   --------  ------
1990  January        6897795      6927497     -.4
1990  February       6950142      6633685     4.8
1990  March          7855303      7050210    11.4
1990  April          7302726      7114913     2.6
1990  May            7258587      6501045    11.7
1990  June           7729650      6857701    12.7
1990  July           7486107      6854903     9.2
1990  August         7870398      7093090    11.0
1990  September      7828767      6972690    12.3
1990  October        7895383      7273637     8.5
1990  November       6933043      6670847     3.9
1990  December       6562068      6195406     5.9
                     ------------------------------
      TOTAL 1990    88569969     82145624     7.8


1991  January        7239725      6897795     5.0
1991  February       6722727      6950142    -3.3
1991  March          7455619      7855303    -5.1
1991  April          7391065      7302726     1.2
1991  May            7424290      7258587     2.3
1991  June           7232823      7729650    -6.4
1991  July           7382093      7486107    -1.4
1991  August         8154554      7870398     3.6
1991  September      7368252      7828767    -5.9
1991  October        7195125      7895383    -8.9
1991  November       6689132      6933043    -3.5
1991  December       6215078      6562068    -5.3
                     ------------------------------
Total 1991          86470483     88569969    -2.4

                                     Los Angeles East
                               JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                   OCCUPANCY              ROOM RATE               ROOM SUPPLY                 ROOM DEMAND
                  --------------------    ---------------------   -----------------------     -------------------------
                  CURRENT  PRIOR  %       CURRENT PRIOR    %       CURRENT   PRIOR    %        CURRENT   PRIOR      %
YEAR MONTH        YEAR     YEAR   CHNG    YEAR    YEAR     CHNG    YEAR      YEAR     CHNG     YEAR      YEAR       CHNG
----------        ----     ----   ----    ----    ----     ----    ----      ----     ----     ----      ----       ----

1992 January      49.5     56.5  -12.4    50.05   48.88     2.4    262260     262260    .0     129854     148121  -12.3
1992 February     54.1     59.1   -8.5    49.66   48.03     3.4    236880     236880    .0     128127     139970   -8.5
1992 March        54.5     59.3   -8.1    50.16   47.91     4.7    262260     262260    .0     142944     155624   -8.1
1992 ApriL        54.5     59.3   -8.1    49.20   49.12     2      253800     253800    .0     138414     150484   -8.0
1992 May          54.2     58.5   -7.4    49.85   48.37     3.1    269917     262260   2.9     146230     153505   -4.7
1992 June         54.2     58.4   -7.2    49.38   48.84     1.1    261210     253800   2.9     141639     148105   -4.4
1992 July         56.9     58.9   -3.4    48.36   47.80     1.2    269917     262260   2.9     153539     154451    -.6
1992 August       57.1     65.0  -12.2    47.92   47.80      .3    269917     262260   2.9     153994     170586   -9.7
1992 September    54.0     59.2   -8.8    48.69   49.05     -.7    261210     253800   2.9     140997     150206   -6.1
1992 October      57.2     58.7   -2.6    48.61   46.71     4.1    269917     262260   2.9     154463     154051     .3
1992 November     51.8     54.9   -5.6    47.13   48.01    -1.8    261210     253800   2.9     135409     139331   -2.8
1992 December     46.8     50.4   -7.1    48.09   46.98     2.4    269917     262260   2.9     126427     132290   -4.4
                  --------------------------------------------------------------------------------------------------------
TOTAL 1992        53.7     58.2   -7.7    48.92   48.13     1.6   3148415    3087900   2.0    1692037    1796724   -5.8

     ROOM SAMPLE PERCENT - 54.7%     Number of Sample Properties -  40       Number of Census Properties -    99

1993  January     51.6     49.5    4.2    51.74   50.05     3.4    269917     262260   2.9     139342     129854   7.3
1993  February    55.2     54.1    2.0    51.35   49.66     3.4    243796     236880   2.9     134637     128127   5.1
1993  March       51.6     54.5   -5.3    49.71   50.16     -.9    269917     262260   2.9     139152     142944  -2.7
1993  April       50.9     54.5   -6.6    48.28   49.20     1.9    261210     253800   2.9     132911     138414  -4.0
1993  May         51.2     54.2   -5.5    49.17   49.85    -1.4    269917     269917    .0     138190     146230  -5.5
1993  June        53.7     54.2    -.9    49.48   49.38      .2    261210     261210    .0     140206     141639  -1.0
1993  July        51.9     56.9   -8.8    48.58   48.36      .5    269917     269917    .0     140175     153539  -8.7
1993  August      56.8     57.1    -.5    47.63   47.92     -.6    269917     269917    .0     153238     153994   -.5
1993  September   51.9     54.0   -3.9    48.67   48.69     -.0    261210     261210    .0     135554     140997  -3.9
1993  October     53.1     57.2   -7.2    50.29   48.61     3.5    269917     269917    .0     143289     154463  -7.2
1993  November    50.6     51.8   -2.3    50.41   47.13     7.0    261210     261210    .0     132235     135409  -2.3
1993  December    44.2     46.8   -5.6    49.56   48.09     3.1    269917     269917    .0     119299     126427  -5.6
                  --------------------------------------------------------------------------------------------------------
TOTAL 1993        51.9     53.7   -3.4    49.56   48.92     1.3   3178055    3148415    .9    1648228    1692037  -2.6

     ROOM SAMPLE PERCENT - 56.5%         Number of Sample Properties - 41         Number of Census Properties -  99

                       ROOM REVENUE

                      CURRENT     PRIOR   %
YEAR MONTH            YEAR        YEAR    CHNG
---- --------------  ---------   --------  ------
1992 January         6499596      7239725 -10.2
1992 February        6363045      6722727  -5.4
1992 March           7170071      7455619  -3.8
1992 ApriL           6809884      7391065  -7.9
1992 May             7290091      7424290  -1.8
1992 June            6994378      7232823  -3.3
1992 July            7425026      7382093    .6
1992 August          7379152      8154554  -9.5
1992 September       6865308      7368252  -6.8
1992 October         7508902      7195125   4.4
1992 November        6381322      6689132  -4.6
1992 December        6080488      6215078  -2.2
                   -------------------------------
TOTAL 1992          82767263     86470483  -4.3

1993  January      7209263        6499596   10.9
1993  February     6913714        6363045    8.7
1993  March        6916753        7170071   -3.5
1993  April        6416422        6809884   -5.8
1993  May          6794951        7290091   -6.8
1993  June         6937808        6994378    -.8
1993  July         6809282        7425026   -8.3
1993  August       7298101        7379152   -1.1
1993  September    6597647        6865308   -3.9
1993  October      7206505        7508902   -4.0
1993  November     6665831        6381322    4.5
1993  December     5912625        6080488   -2.8
                   ------------------------------
Total 1993        81678902      82767263    -1.3

                                     Los Angeles East
                               JANUARY 1989 SEPTEMBER 1996

                   OCCUPANCY              ROOM RATE               ROOM SUPPLY                 ROOM DEMAND
                  --------------------    ---------------------   -----------------------     -------------------------
                  CURRENT  PRIOR    %     CURRENT PRIOR   %       CURRENT   PRIOR    %        CURRENT   PRIOR      %
YEAR MONTH        YEAR     YEAR   CHNG    YEAR    YEAR    CHNG    YEAR      YEAR     CHNG     YEAR      YEAR       CHNG
---- -----        ----     ----   ----    ----    ----    ----    ----      ----     ----     ----      ----       ----
1994  January     50.1     51.6   -2.9    51.07   51.74    -1.3    271126     269917    .4     135797     139342  -2.5
1994  February    59.5     55.2    7.8    51.14   51.35     -.4    244888     243796    .4     145785     134637   8.3
1994  March       54.5     51.6    5.6    51.73   49.71     4.1    271126     269917    .4     147888     139152   6.3
1994  April       56.6     50.9   11.2    51.16   48.28     6.0    262380     261210    .4     148549     132911  11.8
1994  May         56.3     51.2   10.0    51.12   49.17     4.0    271126     269917    .4     152643     138190  10.5
1994  June        56.7     53.7    5.6    51.85   49.48     4.8    262380     261210    .4     148697     140206   6.1
1994  July        59.2     51.9   14.1    53.49   48.58    10.1    271126     269917    .4     160407     140175  14.4
1994  August      59.1     56.8    4.0    49.97   47.63     4.9    271126     269917    .4     160126     153238   4.5
1994  September   56.4     51.9    8.7    49.50   48.67     1.7    262380     261210    .4     147853     135554   9.1
1994  October     57.3     53.1    7.9    50.25   50.29     -.1    271126     269917    .4     155403     143289   8.5
1994  November    52.0     50.6    2.8    49.23   50.41    -2.3    262380     261210    .4     136482     132235   3.2
1994  December    50.2     44.2   13.6    49.39   49.56     -.3    271126     269917    .4     136059     119299  14.0
                  -------------------------------------------------------------------------------------------------------
TOTAL 1994        55.6     51.9    7.1    50.86   49.56     2.6   3192290    3178055    .4    1775689    1648228   7.7

ROOM SAMPLE PERCENT - 59.7%     Number of Sample Properties - 45      Number of Census Properties   100

1995  January     52.9     50.1    5.6    52.47   51.07     2.7    271126     271126    .0     143317     135797   5.5
1995  February    57.0     59.5   -4.2    51.06   51.14     -.2    244888     244888    .0     139521     145785  -4.3
1995  March       55.6     54.5    2.0    51.33   51.73     -.8    271126     271126    .0     150879     147888   2.0
1995  April       52.4     56.6   -7.4    51.67   51.16     1.0    262380     262380    .0     137418     148549  -7.5
1995  May         56.8     56.3     .9    51.16   51.12      .1    271126     271126    .0     154108     152643   1.0
1995  June        55.7     56.7   -1.8    50.51   51.85    -2.6    262380     262380    .0     146171     148697  -1.7
1995  July        55.7     59.2   -5.9    49.83   53.49    -6.8    271126     271126    .0     150961     160407  -5.9
1995  August      60.3     59.1    2.0    50.02   49.97      .1    271126     271126    .0     163398     160126   2.0
1995  September   57.7     56.4    2.3    49.28   49.50     -.4    262380     262380    .0     151333     147853   2.4
1995  October     56.3     57.3   -1.7    51.67   50.25     2.8    271126     271126    .0     152579     155403  -1.8
1995  November    51.4     52.0   -1.2    50.56   49.23     2.7    262380     262380    .0     134872     136482  -1.2
1995  December    46.1     50.2   -8.2    51.44   49.39     4.2    271126     271126    .0     124912     136059  -8.2
                  -------------------------------------------------------------------------------------------------------
      TOTAL 1995  54.8     55.6   -1.4    50.89   50.86      .1   3192290    3192290    .0    1749469    1775689  -1.5

      ROOM SAMPLE PERCENT - 54.8%   Number of Sample Properties - 41         Number of Census Properties -     100

                       ROOM REVENUE

                         CURRENT      PRIOR      %
YEAR MONTH               YEAR         YEAR       CHNG
---- --------------     ---------     --------  ------
1994  January            6935347      7209263    -3.8
1994  February           7456167      6913714     7.8
1994  March              7649560      6916753    10.6
1994  April              7600218      6416422    18.4
1994  May                7803554      6794951    14.8
1994  June               7710168      6937808    11.1
1994  July               8580802      6809282    26.0
1994  August             8000759      7298101     9.6
1994  September          7319213      6597647    10.9
1994  October            7808735      7206505     8.4
1994  November           6719074      6665831      .8
1994  December           6719564      5912625    13.6
                        -------------------------------
TOTAL 1994              90303161     81678902    10.6

1995  January            7519827      6935347     8.4
1995  February           7124206      7456167    -4.5
1995  March              7744925      7649560     1.2
1995  April              7100040      7600218    -6.6
1995  May                7884149      7803554     1.0
1995  June               7382768      7710168    -4.2
1995  July               7521976      8580802   -12.3
1995  August             8172531      8000759     2.1
1995  September          7458274      7319213     1.9
1995  October            7883165      7808735     1.0
1995  November           6819287      6719074     1.5
1995  December           6425416      6719564    -4.4
                         ------------------------------
TOTAL 1995              89036564     90303161    -1.4


                                     Los Angeles East
                               JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                  OCCUPANCY              ROOM RATE               ROOM SUPPLY                 ROOM DEMAND
                 --------------------    ---------------------   -----------------------     -------------------------
                  CURRENT PRIOR     %     CURRENT PRIOR   %       CURRENT   PRIOR    %        CURRENT   PRIOR      %
YEAR MONTH        YEAR    YEAR    CHNG    YEAR    YEAR    CHNG    YEAR      YEAR     CHNG     YEAR      YEAR       CHNG
---- -----        ----    ----    ----    ----    ----    ----    ----      ----     ----     ----      ----       ----
1996  January     49.7     52.9   -6.0    52.96   52.47      .9    271126     271126    .0     134687     143317  -6.0
1996  February    54.6     57.0   -4.2    52.84   51.06     3.5    244888     244888    .0     133807     139521  -4.1
1996  March       55.8     55.6     .4    52.70   51.33     2.7    271126     271126    .0     151214     150879    .2
1996  April       53.2     52.4    1.5    52.30   51.67     1.2    262380     262380    .0     139665     137418   1.6
1996  May         56.3     56.8    -.9    52.02   51.16     1.7    271126     271126    .0     152758     154108   -.9
1996  June        57.7     55.7    3.6    51.10   50.51     1.2    262380     262380    .0     151400     146171   3.6
1996  July        59.6     55.7    7.0    50.96   49.83     2.3    271126     271126    .0     161509     150961   7.0
1996  August      62.2     60.3    3.2    51.41   50.02     2.8    271126     271126    .0     168689     163398   3.2
1996  September   59.9     57.7    3.8    52.24   49.28     6.0    262380     262380    .0     157052     151333   3.8
                  -------------------------------------------------------------------------------------------------------
TOTAL 1996        56.6     56.0    1.1    52.02   50.79     2.4   2387658    2387655    .0    1350781    1337106   1.0

     ROOM SAMPLE PERCENT - 52.7%     Number of Sample Properties -   39  Number of Census Properties -   100

                       ROOM REVENUE

                         CURRENT      PRIOR      %
YEAR MONTH               YEAR         YEAR       CHNG
---- --------------     ---------     --------  ------
1994  January           7132628      7519827    -5.1
1994  February          7069953      7124206     -.8
1994  March             7968624      7744925     2.9
1994  April             7304282      7100040     2.9
1994  May               7946329      7884149      .8
1994  June              7736272      7382768     4.8
1994  July              8231036      7521976     9.4
1994  August            8672247      8172531     6.1
1994  September         8203883      7458274    10.0
                        ------------------------------
      TOTAL 1994        70265254     67908696    3.5

      SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and
                                      research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN
                                Los Angeles East                11/07/96 Page: 1
                                                                Report #: Res-14

                                                                                 Zip
STR CODE      Name of Establishment                    City                ST    Code    Telephone        YEAR     ROOMS
---------     -----------------------------------      ---------------     ----  -----  --------------    -----    -------
     9501     EMBASSY SUITES ARCADIA/PASADEN           ARCADIA             CA    91006  (818) 445-8525    8403      194
    19926     HAMPTON INN LOS ANGELES/ARCADI           ARCADIA             CA    91006  (818) 574-5600    8904      131
    27410     RESIDENCE INN PASADENA/ARCADIA           ARCADIA             CA    91006  (818) 446-6500    8901      120
     1913     BEST WESTERN WESTERNER INN               ARCADIA             CA    91007  (818) 447-3500    4600       69
     6267     MOTEL 6 ARCADIA/LA                       ARCADIA             CA    91007  (818) 446-2660               87
    18257     SANTA ANITA INN                          ARCADIA             CA    91007  (818) 446-5211              112
    21281     TRAVELODGE DUARTE                        DUARTE              CA    91010  (818) 357-0907    8610       68
    26199     RODEWAY INN DUARTE/LOS ANGELES           DUARTE              CA    91010  (818) 303-4544    8804       50
    16259     HOLIDAY INN LOS ANGELES/MONROV           MONROVIA            CA    91016  (818) 357-1900    8607      174
     2882     WYNDHAM GARDEN HOTEL MONROVIA            MONROVIA            CA    91016  (818) 357-5211              148
    26443     OAK TREE INN                             MONROVIA            CA    91016  (818) 358-8981               56
    28860     COMFORT INN LOS ANGELES                  MONROVIA            CA    91016  (818) 358-0430    9401       39
     7157     TRAVEL INN                               TUJUNGA             CA    91042  (818) 352-5951               26
    14458     TRAVEL INN                               AZUSA               CA    91702  (818) 966-7777    8801       60
    28727     HA' PENNY AZUSA                          AZUSA               CA    91702  (818) 339-3314              122
    28981     AZUZA INN MOTEL                          AZUSA               CA    91702  (818) 961-8829               40
     3945     CORPORATE INN                            AZUSA               CA    91702  (818) 969-8871               44
    25678     WESTERN INN                              AZUSA               CA    91702  (818) 969-7957               60
     1916     AZUSA INN                                AZUSA               CA    91702  (818) 969-4221    8300       60
    11150     MOTEL 6 BALDWIN PARK/LA                  BALDWIN PARK        CA    91706  (818) 960-5011    7900       75
    28689     QUEENS MOTEL                             BALDWIN PARK        CA    91706  (818) 960-3816               60
    26757     MARRIOTT SAN GABRIEL                     BALDWIN PARK        CA    91706  (818) 962-6000    8906      196
      610     TRAVELODGE BALDWIN PARK                  BALDWIN PARK        CA    91706  (818) 814-0808    9012      107
     2886     HOWARD JOHNSON LODGE/CITY OF I           BALDWIN PARK        CA    91706  (818) 962-8761               69
    11500     THE CLAREMONT INN                        CLAREMONT           CA    91711  (909) 626-2411    1000      270
    15821     TRAVELODGE CLAREMONT                     CLAREMONT           CA    91711  (909) 626-5654               52
     2884     HOWARD JOHNSON LODGE/LA AREA             CLAREMONT           CA    91711  (909) 626-2431               62
     7579     RAMADA CLAREMONT/POMONA                  CLAREMONT           CA    91711  (909) 621-4831              125
    32068     SELECT SUITES                            COVINA              CA    91722  (818) 331-8850              130
    24414     EVERGREEN MOTEL                          COVINA              CA    91724  (818) 331-8899               26
     9502     EMBASSY SUITES COVINA/I-1O               COVINA              CA    91724  (818) 915-3441    8108      264
    23920     GIBSON INN                               EL MONTE            CA    91731  (818) 579-0911    8606       35
     3935     BUDGET MOTEL                             EL MONTE            CA    91731  (818) 575-7997               39
    628.4     MOTEL 6 LA/EL MONTE                      EL MONTE            CA    91731  (818)448-6660                68
    24098     VICTORY MOTEL                            EL MONTE            CA    91732  (818) 448-6228    6806       34
    33533     SUPER 8 EL MONTE                         EL MONTE            CA    91732  (818) 442-8354    8106       50
     7145     ECONOMY INN                              EL MONTE            CA    91732  (818) 443-4111               39
    28335     RAMADA EL MONTE SUITES                   SOUTH EL MONTE      CA    91733  (818) 350-9588    9011      107

                                                   RESPONSE REPORT
                                                ---------1995---------    ----------------------- 1996 ---------------------------
STR CODE      Name of Establishment             SEP   OCT    NOV   DEC    JAN    FEB   MAR    APR   MAY    JUN   JUL    AUG    SEP
---------     --------------------------------- -----------------------------------------------------------------------------------
     9501     EMBASSY SUITES ARCADIA/PASADEN     X     X      X     X      X      X     X      X     X      X     X      X      X
    19926     HAMPTON INN LOS ANGELES/ARCADI     X     X      X     X      X      X     X      X     X      X     X      X      X
    27410     RESIDENCE INN PASADENA/ARCADIA     X     X      X     X      X      X     X      X     X      X     X      X      X
     1913     BEST WESTERN WESTERNER INN
     6267     MOTEL 6 ARCADIA/LA                 X     X      X     X      X      X     X      X     X      X     X      X      X
    18257     SANTA ANITA INN
    21281     TRAVELODGE DUARTE                  X     X      X     X                          X     X      X     X      X      X
    26199     RODEWAY INN DUARTE/LOS ANGELES     X     X      X     X      X            X      X     X      X     X      X      X
    16259     HOLIDAY INN LOS ANGELES/MONROV     X     X      X     X      X      X     X      X     X      X     X      X      X
     2882     WYNDHAM GARDEN HOTEL MONROVIA      X     X      X     X      X      X     X      X     X      X     X      X      X
    26443     OAK TREE INN
    28860     COMFORT INN LOS ANGELES            X     X      X            X      X     X      X     X      X     X      X      X
     7157     TRAVEL INN
    14458     TRAVEL INN
    28727     HA' PENNY AZUSA
    28981     AZUZA INN MOTEL
     3945     CORPORATE INN
    25678     WESTERN INN
     1916     AZUSA INN
    11150     MOTEL 6 BALDWIN PARK/LA            X     X      X     X      X      X     X      X     X      X     X      X      X
    28689     QUEENS MOTEL
    26757     MARRIOTT SAN GABRIEL               X     X      X     X      X      X     X      X     X      X     X      X      X
      610     TRAVELODGE BALDWIN PARK            X     X      X     X                          X     X      X     X      X      X
     2886     HOWARD JOHNSON LODGE/CITY OF I     X     X      X
    11500     THE CLAREMONT INN
    15821     TRAVELODGE CLAREMONT               X     X      X     X                          X     X      X     X      X      X
     2884     HOWARD JOHNSON LODGE/LA AREA       X     X      X     X      X      X     X      X     X      X     X      X      X
     7579     RAMADA CLAREMONT/POMONA            X     X      X     X      X      X     X      X     X      X     X      X      X
    32068     SELECT SUITES
    24414     EVERGREEN MOTEL
     9502     EMBASSY SUITES COVINA/I-1O         X     X      X     X      X      X     X      X     X      X     X      X      X
    23920     GIBSON INN
     3935     BUDGET MOTEL
    628.4     MOTEL 6 LA/EL MONTE                X     X      X     X      X      X     X      X     X      X     X      X      X
    24098     VICTORY MOTEL
    33533     SUPER 8 EL MONTE
     7145     ECONOMY INN
    28335     RAMADA EL MONTE SUITES             X     X      X     X      X      X     X      X     X      X     X      X      X

                         LIST OF PROPERTIES INCLUDED IN
                                Los Angeles East                11/07/96 Page: 2
                                                RESPONSE REPORT Report #: Res-14

                                                                                 Zip
STR CODE      Name of Establishment                    City                ST    Code    Telephone        YEAR     ROOMS
---------     -----------------------------------      ---------------     ----  -----  --------------    -----    -------
    24117     SIERRA MOTEL                             EL MONTE            CA    91733  (818) 350-3313    7206       56
    24115     PENNY LODGE                              EL MONTE            CA    91733  (818) 579-4490    7606       66
    24116     TOP TEN MOTEL                            EL MONTE            CA    91733  (818) 575-8586    7606       57
    15828     20TH CENTURY MOTOR LODGE                 GLENDORA            CA    91740  (909) 335-3348               22
    32067     20TH CNETURY MOTOR LODGE                 GLENDORA            CA    91740  (818) 335-3348               22
     3947     COMFORT INN LOS ANGELES                  GLENDORA            CA    91740  (818) 963-9361               38
    16697     TRAVELODGE LA PUENTE                     LA PUENTE           CA    91744  (818) 918-2315    9012       46
    29062     LA PUENTE INN                            LA PUENTE           CA    91744  (818) 330-2662               34
    28983     HACIENDA INN MOTEL                       LA PUENTE           CA    91744  (818) 333-8991               30
     1304     SHERATON HOTEL INDUSTRY HILLS            LE PUENTE           CA    91744  (818) 965-0861              294
     5901     MOTEL 6 HACIENDA HEIGHTS/LA              HACIENDA HEIGHTS    CA    91745  (818) 968-9462              154
    27510     COURTYARD HACIENDA HEIGHTS               HACIENDA HEIGHTS    CA    91745  (818) 965-1700    9003      149
     8875     BEST WESTERN EXECUTIVE INN               ROWLAND HEIGHTS     CA    91748  (818) 810-1818    8803      134
    11161     MOTEL 6 LA/ROWLAND HEIGHTS               ROWLAND HEIGHTS     CA    91748  (818) 964-5333    8100      125
    24746     MORGAN HILL INN                          MONTEREY PARK       CA    91754  (818) 779-1900               23
     2008     BEST WESTERN MONTEREY PARK INN           MONTEREY PARK       CA    91754  (818) 289-5090    7800       55
     3952     CONON INN                                MONTEREY PARK       CA    91754  (818) 263-9888               54
     4773     GARFIELD INN                             MONTEREY PARK       CA    91754  (818) 728-6688               30
    24747     GRAND INN                                MONTEREY PARK       CA    91755  (818) 307-1071               40
     7178     LINCOLN PLAZA HOTEL                      MONTEREY PARK       CA    91755  (818) 571-8818              145
     3953     GARVEY INN                               MONTEREY PARK       CA    91755  (818) 280-8989               40
     2009     DAYS INN LA/NEW CHINA TOWN               MONTEREY PARK       CA    91755  (213) 728-8444    8400       90
    26681     BEST WESTERN DIAMOND BAR                 DIAMOND BAR         CA    91765  (909) 860-3700    8811       96
    27389     RADISSON INN DIAMOND BAR/L A             DIAMOND BAR         CA    91765  (909) 860-5440    9001      184
     5918     MOTEL 6 POMONA/LA                        POMONA              CA    91766  (909) 591-1871    8500      120
     7205     POMONA LODGE                             POMONA              CA    91767  (909) 629-5296               26
    25426     STARDUST MOTEL                           POMONA              CA    91767  (909) 624-7531               21
    32063     SELECT SUITES                            POMONA              CA    91767  (909) 626-0211               60
    11077     AMERICANA INN                            POMONA              CA    91767  (909) 593-7617              126
    32066     KELLOGG WEST HOTEL CC                    POMONA              CA    91768  (909) 869-2222               87
    19616     LEMON TREE MOTEL                         POMONA              CA    91768  (909) 623-6404               67
    25372     SHERATON HOTEL FAIRPLEIC                 POMONA              CA    91768  (909) 622-2220    9205      247
    22331     SHILO INN POMOMA HILLTOP SUITE           POMONA              CA    91768  (909) 598-7666              129
    11197     SHILO INN POMONA HOTEL                   POMONA              CA    91768  (909) 598-0073    8500      160
     6324     MOTEL 6 LA/ROSEMEAD                      ROSEMEAD            CA    91770  (818) 572-6076              130
     8226     ROSEMEAD INN                             ROSEMEAD            CA    91770  (818) 288-9801               53
    21818     FRIENDLY INN                             ROSEMEAD            CA    91770  (818) 280-0501    8710       50
    24671     GOLDEN WEST MOTEL                        ROSEMEAD            CA    91770  (818) 285-9933               50

                                                    RESPONSE REPORT
                                                 ---------1995---------    ----------------------- 1996 ---------------------------
STR CODE      Name of Establishment              SEP   OCT    NOV   DEC    JAN    FEB   MAR    APR   MAY    JUN   JUL    AUG    SEP
---------     ---------------------------------- -----------------------------------------------------------------------------------
    24117     SIERRA MOTEL
    24115     PENNY LODGE
    24116     TOP TEN MOTEL
    15828     20TH CENTURY MOTOR LODGE
    32067     20TH CNETURY MOTOR LODGE
     3947     COMFORT INN LOS ANGELES             X     X      X     X      X      X     X      X     X      X     X      X      X
    16697     TRAVELODGE LA PUENTE                X     X      X     X                          X     X      X     X      X      X
    29062     LA PUENTE INN
    28983     HACIENDA INN MOTEL
     1304     SHERATON HOTEL INDUSTRY HILLS       X     X      X     X      X      X     X      X     X      X     X      X      X
     5901     MOTEL 6 HACIENDA HEIGHTS/LA         X     X      X     X      X      X     X      X     X      X     X      X      X
    27510     COURTYARD HACIENDA HEIGHTS          X     X      X     X      X      X     X      X     X      X     X      X      X
     8875     BEST WESTERN EXECUTIVE INN
    11161     MOTEL 6 LA/ROWLAND HEIGHTS          X     X      X     X      X      X     X      X     X      X     X      X      X
    24746     MORGAN HILL INN
     2008     BEST WESTERN MONTEREY PARK INN
     3952     CONON INN
     4773     GARFIELD INN
    24747     GRAND INN
     7178     LINCOLN PLAZA HOTEL
     3953     GARVEY INN
     2009     DAYS INN LA/NEW CHINA TOWN          X     X      X     X      X      X     X      X     X      X     X      X      X
    26681     BEST WESTERN DIAMOND BAR
    27389     RADISSON INN DIAMOND BAR/L A        X     X      X     X      X      X     X      X     X      X     X      X      X
     5918     MOTEL 6 POMONA/LA                   X     X      X     X      X      X     X      X     X      X     X      X      X
     7205     POMONA LODGE
    25426     STARDUST MOTEL
    32063     SELECT SUITES
    11077     AMERICANA INN                       X
    32066     KELLOGG WEST HOTEL CC
    19616     LEMON TREE MOTEL
    25372     SHERATON HOTEL FAIRPLEIC            X     X      X     X      X      X     X      X     X      X     X      X      X
    22331     SHILO INN POMOMA HILLTOP SUITE
    11197     SHILO INN POMONA HOTEL
     6324     MOTEL 6 LA/ROSEMEAD                 X     X      X     X      X      X     X      X     X      X     X      X      X
     8226     ROSEMEAD INN
    21818     FRIENDLY INN
    24671     GOLDEN WEST MOTEL

                         LIST OF PROPERTIES INCLUDED IN
                                Los Angeles East                11/07/96 Page: 3
                                                RESPONSE REPORT Report #: Res-14

                                                                                 Zip
STR CODE      Name of Establishment                    City                ST    Code    Telephone        YEAR     ROOMS
---------     -----------------------------------      ---------------     ----  -----  --------------    -----    -------
    24673     BEST INN ROSEMEAD                        ROSEMEAD            CA    91770  (818) 571-6942               29
    10387     VAGABOND INN ROSEMEAD/LA AREA            ROSEMEAD            CA    91770  (818) 288-6661    7400      100
    14361     TRAVELODGE ROSEMEAD EAST                 ROSEMEAD            CA    91770  (818) 571-5555    8806       56
    32180     MOTEL VIP                                ROSEMEAD            CA    91770  (818) 571-6626               32
     4791     FLAMINGO INN MOTEL                       ROSEMEAD            CA    91770  (818) 571-0171    8400       40
    27388     SHERATON HOTEL ROSEMEAD                  ROSEMEAD            CA    91770  (213) 722-8800    9003      146
     7187     HOLIDAY INN EXPRESS ROSEMEAD             ROSEMEAD            CA    91770  (213) 726-2227               70
    11176     MOTEL 6 SAN DIMAS/LA                     SAN DIMAS           CA    91773  (909) 592-5631    8500      119
    26322     COMFORT INN SUITES LOS ANGELES           SAN DIMAS           CA    91773  (909) 592-0500    8809       60
     2013     RED ROOF INN SAN DIMAS                   SAN DIMAS           CA    91773  (909) 599-2362    8400      134
     3957     QUALITY SAN GABRIEL                      SAN GABRIEL         CA    91776  (818) 285-0921               42
    29553     GARDEN INN MOTEL                         SAN GABRIEL         CA    91776  (818) 285-8866               41
    27621     HOLIDAY INN EICPRESS WALNUT              WALNUT              CA    91789  (909) 594-9999    9008       92
    27124     WAYSIDE MOTEL                            WEST COVINA         CA    91790  (818) 814-1940    8901       53
    11082     EICECUTIVE MOTOR LODGE                   WEST COVINA         CA    91790  (818) 962-7081              220
    12128     EL DORADO MOTOR INN                      WEST COVINA         CA    91791  (818) 331-6371               82
    19488     BEST WESTERN WEST COVINA HOTEL           WEST COVINA         CA    91791  (818) 915-1611    8707      126
    12178     HAMPTON INN LOS ANGELES/WEST C           WEST COVINA         CA    91791  (818) 967-5800    8805      127
      155     HOLIDAY INN WEST COVINA/I-10 B           WEST COVINA         CA    91791  (818) 966-8311              134
    27757     FIVE STAR INN                            WEST COVINA         CA    91791  (818) 331-3161    9009       47
    21523     COMFORT INN WEST COVINA                  WEST COVINA         CA    91791  (818) 915-6077               58
     2006     BEST WESTERN ALHAMBRA INN                ALHAMBRA            CA    91801  (818) 284-5522    8300       58
    28270     DAYS INN ALAHAMBRA/LOS ANGELES           ALHAMBRA            CA    91801  (818) 308-0014    9101       30
     3944     QUALITY LOS ANGELES                      ALHAMBRA            CA    91803  (818) 300-0003               72
                                                                                                                   ----
                                                                                                                   8746

                                                ---------1995---------    ----------------------- 1996 ---------------------------
STR CODE      Name of Establishment             SEP   OCT    NOV   DEC    JAN    FEB   MAR    APR   MAY    JUN   JUL    AUG    SEP
---------     -------------------------------   -----------------------------------------------------------------------------------
    24673     BEST INN ROSEMEAD
    10387     VAGABOND INN ROSEMEAD/LA AREA      X     X      X     X      X      X     X      X     X      X     X      X      X
    14361     TRAVELODGE ROSEMEAD EAST           X
    32180     MOTEL VIP
     4791     FLAMINGO INN MOTEL
    27388     SHERATON HOTEL ROSEMEAD            X     X      X     X      X      X     X      X     X      X     X      X      X
     7187     HOLIDAY INN EXPRESS ROSEMEAD       X     X      X     X      X      X     X      X     X      X     X      X
    11176     MOTEL 6 SAN DIMAS/LA               X     X      X     X      X      X     X      X     X      X     X      X      X
    26322     COMFORT INN SUITES LOS ANGELES     X     X      X     X      X      X     X      X     X      X     X      X      X
     2013     RED ROOF INN SAN DIMAS             X     X      X     X      X      X     X      X     X      X     X      X      X
     3957     QUALITY SAN GABRIEL                X     X      X     X      X      X            X     X      X     X      X      X
    29553     GARDEN INN MOTEL
    27621     HOLIDAY INN EICPRESS WALNUT        X     X      X     X      X      X     X            X      X     X      X
    27124     WAYSIDE MOTEL
    11082     EICECUTIVE MOTOR LODGE
    12128     EL DORADO MOTOR INN
    19488     BEST WESTERN WEST COVINA HOTEL
    12178     HAMPTON INN LOS ANGELES/WEST C     X     X      X     X      X      X     X      X     X      X     X      X      X
      155     HOLIDAY INN WEST COVINA/I-10 B     X     X      X     X      X      X     X      X     X      X     X      X      X
    27757     FIVE STAR INN
    21523     COMFORT INN WEST COVINA            X     X      X     X      X      X     X      X     X      X     X      X
     2006     BEST WESTERN ALHAMBRA INN
    28270     DAYS INN ALAHAMBRA/LOS ANGELES     X     X      X     X      X      X     X      X     X      X     X      X      X
     3944     QUALITY LOS ANGELES                X     X      X     X      X      X     X      X     X      X     X      X      X

                                             X - Denotes data received by Smith Travel Research.